SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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FREIGHTCAR AMERICA, INC.
(Exact name of Registrant as Specified in Its Charter)
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FREIGHTCAR AMERICA, INC.
Two North Riverside Plaza, Suite 1250
Chicago, Illinois 60606
April 10, 2008
Dear FreightCar America Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of FreightCar America, Inc. to be held at 10:00 a.m. (local time) on Wednesday, May 14, 2008 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604.
     The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election as Class III directors to three-year terms, (ii) approve an amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 659,616 to 1,659,616, (iii) ratify the appointment of our independent registered public accounting firm for 2008 and (iv) transact such other business as may properly come before the meeting.
     Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented.
     The board of directors and management appreciate your continued confidence in FreightCar America and look forward to seeing you at the annual meeting.
Sincerely,
/s/ Thomas M. Fitzpatrick
THOMAS M. FITZPATRICK
Chairman of the Board

FREIGHTCAR AMERICA, INC.
Two North Riverside Plaza, Suite 1250
Chicago, Illinois 60606
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 14, 2008
April 10, 2008
Dear FreightCar America Stockholder:
     We are notifying you that the annual meeting of stockholders of FreightCar America, Inc. will be held at 10:00 a.m. (local time) on Wednesday, May 14, 2008 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, for the following purposes:
1.	To elect two directors as Class III directors, each for a term of three years.

2.	To approve an amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 659,616 to 1,659,616.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008.

4.	To transact other business properly coming before the meeting.
     Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2007 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about April 10, 2008.
     Only stockholders of record at the close of business on March 31, 2008 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.
     Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible. You can withdraw your proxy at any time before it is voted.
By order of the Board of Directors,
/s/ Laurence M. Trusdell
LAURENCE M. TRUSDELL
General Counsel and Corporate Secretary

i

ii

FREIGHTCAR AMERICA, INC.
Two North Riverside Plaza, Suite 1250
Chicago, Illinois 60606

PROXY STATEMENT

     The board of directors of FreightCar America, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held at 10:00 a.m. (local time) on Wednesday, May 14, 2008 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about April 10, 2008.
ABOUT THE MEETING
What is the purpose of the annual meeting?
     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including (i) the election of two directors who have been nominated for election as Class III directors to three-year terms, (ii) the approval of an amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan from 659,616 to 1,659,616, (iii) the ratification of the appointment of our independent registered public accounting firm and (iv) any other business properly coming before the meeting.
What are our voting recommendations?
     Our board of directors recommends that you vote your shares “FOR ALL,” with respect to the election of each of the nominees named below under “Proposal 1 – Election of Class III Directors,” “FOR” the approval of an amendment to our 2005 Long Term Incentive Plan discussed below under “Proposal 2 – Approval of an Amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan,” and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm discussed below under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”
Who is entitled to vote?
     Only stockholders of record at the close of business on the record date, March 31, 2008, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.
What constitutes a quorum?
     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 11,854,846 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?
     You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by completing, signing, dating and mailing or faxing the enclosed proxy card. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:
•	the election of the two nominees named below under “Proposal 1 – Election of Class III Directors” to three-year terms;

•	the approval of an amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan that, among other things, increases the number of shares authorized to be issued under the plan discussed below under “Proposal 2 – Approval of an Amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan”; and

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008 discussed below under “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”
Can I revoke my proxy or change my vote after I return my proxy card?
     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote in person at the meeting.
What vote is required to approve each matter that comes before the meeting?
     Director nominees must receive the affirmative vote of a plurality of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon, meaning that the two nominees for Class III director with the most votes will be elected. The approval of the amendment to our 2005 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm require the affirmative vote of a majority of the votes represented at the meeting in person or by proxy. Broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval. Abstentions will have the effect of a vote against the approval of the amendment to our 2005 Long Term Incentive Plan and the ratification of the appointment of our independent registered public accounting firm but will not be taken into account in determining the outcome of the election of directors. However, each of our directors and director candidates has offered a contingent resignation that may be accepted by the board of directors in its discretion if a majority of the votes are not cast “FOR” such director in an uncontested election.
What happens if additional proposals are presented at the meeting?
     If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who will bear the costs of soliciting votes for the meeting?
     Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We will bear all costs of solicitation, including a base fee of $7,500 to be paid to the proxy solicitation firm of Georgeson Inc.

PROPOSALS TO BE VOTED ON
Proposal 1 – Election of Class III Directors
     Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors. The term of office of each current Class III director is scheduled to expire at our annual meeting of stockholders to be held this year. Currently, two of our directors, Thomas M. Fitzpatrick and Thomas A. Madden, are Class III directors. At the recommendation of our nominating and corporate governance committee, our board of directors has determined to nominate Messrs. Fitzpatrick and Madden for election to three-year terms as Class III directors at our annual meeting this year.
     Each nominee elected by our stockholders as a Class III director at our annual meeting this year will be elected to a term to expire at the annual meeting of stockholders in 2011.
     Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Board of Directors — Board Structure and Composition.”
     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominee and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.
     Our board of directors recommends that you vote “FOR ALL,” with respect to the election of Thomas M. Fitzpatrick and Thomas A. Madden as Class III directors.
Proposal 2 – Approval of an Amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan
     On March 28, 2008, the board of directors approved an amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan (the “Incentive Plan”) that, among other things: (i) increases the number of shares authorized for issuance under the Incentive Plan from 659,616 to 1,659,616; (ii) adds additional performance measures that may be used in connection with awards designed to qualify for the performance-based compensation exception to the tax deductibility limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (iii) made administrative and technical changes to various provisions of the Incentive Plan in order to maintain compliance with Sections 162(m) and 409A of the Code. Our stockholders are being asked to approve this amendment, described more fully below.
     Purposes of the Incentive Plan. The Incentive Plan is intended to provide incentives to attract, retain and motivate our and our subsidiaries’ and affiliates’ employees, consultants and directors, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals and to promote the creation of long-term value for our stockholders by aligning the interests of such persons with those of our stockholders.
     Purpose of the Amendment. The amendment increases the number of shares authorized for issuance under the Incentive Plan from 659,616 to 1,659,616. It also makes a proportional adjustment to the maximum number of shares with respect to which awards may be granted in any year to any one participant in the Incentive Plan. As of March 31, 2008, 34,102 shares were available for future awards under the Incentive Plan. Stockholder approval of the amendment would increase the number of shares available from 34,102 to 1,034,102. We do not anticipate granting any new awards under the Incentive Plan between the record date and the date of the 2008 annual meeting. As of the record date, we had 255,069 stock options outstanding, with a weighted average exercise price of $28.73 and a weighted average remaining term of 9.1 years, and 124,278 shares of restricted stock outstanding.
     The amendment also adds additional performance measures that may be used in connection with awards designed to qualify for the performance-based compensation exception to the tax deductibility limitation of Section

162(m) of the Code. The full list of these performance measures is provided below under “Summary Description of the Incentive Plan.” Further, the amendment addresses new Internal Revenue Service guidance regarding Section 162(m) by providing that awards under the Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) may not, with respect to certain participants, vest solely as a result of termination of employment without cause or for good reason, or voluntary retirement. The amendment also provides that awards made under the Incentive Plan are intended to be exempt from or comply with Section 409A of the Code and that the Incentive Plan will be construed and interpreted in accordance with that intent.
     Summary Description of the Incentive Plan. The following description of the Incentive Plan, as it is proposed to be amended, is a summary and is qualified by reference to the full text of the Incentive Plan as it is proposed to be amended, which is attached as Appendix I to this proxy statement.
Eligibility and Administration.    Our and our subsidiaries’ and affiliates’ employees, consultants and non-employee directors are eligible to be granted awards under the Incentive Plan. The Incentive Plan is currently administered by our compensation committee (the “Committee”). The Committee determines which employees, consultants and directors receive awards and the types of awards to be received. The Committee also has authority to waive conditions relating to an award or accelerate the exercisability or vesting of awards.
Awards.    The Incentive Plan provides for the grant of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), performance shares, performance units, dividend equivalents and other share-based awards. If the stockholders approve the amendment, an aggregate of 1,659,616 shares, which represents 14% of the number of shares outstanding as of March 31, 2008, may be issued under the Incentive Plan. In addition, during any one calendar year, (1) the maximum number of shares with respect to which stock options and SARs may be granted to a participant under the Incentive Plan will be 800,000 shares and (2) the maximum number of shares that may be granted to a participant under the Incentive Plan with respect to restricted shares, RSUs, performance shares and performance units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, will be 800,000 shares. Shares issued under the Incentive Plan will be either authorized but unissued shares or treasury shares.
     Stock Options.  Both incentive stock options, which are intended to qualify for special tax treatment under the Code, and nonqualified stock options, which are not intended to qualify for special tax treatment under the Code, may be granted under the Incentive Plan. The Committee is authorized to set the terms of an option, including exercise price and the time and method of exercise, but is prohibited from repricing options without stockholder approval.
     Share Appreciation Rights.   An SAR entitles the holder to receive an amount equal to the difference between the fair market value of a specified number of shares on the exercise date and the exercise price of the SAR set by the Committee as of the date of grant. The Committee is authorized to set the terms of the SARs, including the time and method of exercise, but is prohibited from repricing SARs without stockholder approval.
     Restricted Shares and RSUs.  Awards of restricted shares are subject to restrictions on transferability and such other restrictions, if any, as the Committee may impose on the date of grant or thereafter. Such restrictions will lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, eligible participants, consultants and directors who are granted restricted shares will have all of the rights of a stockholder, including the right to vote and to receive dividends. Restricted shares are forfeited upon the termination of a participant’s employment during the applicable restriction period.
     An RSU entitles the holder to receive shares of common stock or cash at the end of a specified deferral period. RSUs may also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, such as completion of a specified period of continued employment or upon the achievement of performance criteria. Except as otherwise determined by the Committee, RSUs subject to restriction are forfeited upon the termination of a participant’s employment during any applicable restriction period.
     Performance Shares and Performance Units.  Performance shares and performance units provide for future issuance of shares and payment of cash, respectively, to the recipient upon the attainment of performance goals established by the Committee. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon the termination of a participant’s employment during any applicable performance period. Performance objectives may vary from person to person and will be based upon such criteria as the Committee may deem appropriate. Subject to special rules with respect to awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee may revise performance objectives if significant events occur during the performance period that the Committee expects will have a substantial effect on such objectives.
     Dividend Equivalents and Other Awards.    The Committee may also grant dividend equivalent rights under the Incentive Plan and it is authorized to grant such other awards that may be denominated in, valued in, or otherwise based on, shares, including unrestricted shares awarded purely as a bonus and not subject to any restrictions or conditions.
Performance Criteria.    If the Committee determines that an award of restricted shares, RSUs, performance shares, performance units or other share-based awards should qualify as “performance-based compensation” under Section 162(m) of the Code, the awards will be contingent upon the achievement of performance goals based on one or more of the following: earnings per share; revenues; earnings from operations; earnings growth; cash flow; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin or operating expense; net income; share price or stockholder return; backlog; and objectives based on meeting specified market penetration, geographic expansion or cost targets, customer satisfaction goals, expense reduction, supervision of litigation and information technology needs, and the completion of acquisitions, divestitures or joint ventures.
Change in Control.    In the event of a change in control, as defined in the Incentive Plan, all outstanding awards granted under the Incentive Plan are immediately exercisable, all restrictions or limitations lapse and any performance criteria and other conditions to payment are deemed satisfied.
Capital Structure Changes.    If the Committee determines that a share dividend, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, repurchase, share exchange, or other similar corporate transaction affects the shares such that an adjustment is appropriate in order to prevent the dilution of the rights of participants, the Committee may make such changes as it deems appropriate.
Amendment and Termination.    The Incentive Plan may be amended, suspended or terminated by the board of directors. However, any amendment or alteration for which stockholder approval is required will not be effective until such stockholder approval has been obtained.
Restrictive Covenants.    The Incentive Plan provides that the Committee may include in any award agreement that, if the participant breaches the non-competition, non-solicitation, non-disclosure or other provisions of the award agreement, whether during or after employment, the participant will forfeit all awards granted under the Incentive Plan, including awards that have become vested and exercisable.
Effective Date and Term.    The Incentive Plan became effective on April 5, 2005 and will terminate as to future awards on April 5, 2015.
New Plan Benefits. Our executive officers and directors have an interest in approval of this amendment because it relates to the issuance of share-based awards for which executive officers and directors may be eligible. However, future awards under the Incentive Plan are discretionary and cannot be determined at this time.

U.S. Federal Income Tax Considerations.
Taxation of Nonqualified Stock Options. A nonqualified stock option is taxed when it is granted if the option has a readily ascertainable fair market value at that time as determined by an established market. If a nonqualified option does not have a readily ascertainable fair market value, the exercise of the option, and not the grant, is the taxable event. When the employee exercises the option, the employee recognizes ordinary income in the amount of the fair market value of the stock purchases minus any amount paid for the option. When the employee subsequently sells the stock, any gain or loss recognized is treated as a capital gain or loss. The employee’s holding period of the stock begins the day after the option is exercised.
Taxation of Incentive Stock Options.  A recipient of an incentive stock option (“ISO”) will not recognize regular taxable income upon either the issuance or exercise of the ISO. The optionee will recognize capital gain or loss on a disposition of the shares acquired upon exercise of an ISO, provided that the optionee does not dispose of those shares within two years from the date the ISO was issued or within one year from the date the shares were acquired by such optionee. If the optionee satisfies both of the foregoing holding periods, then the Company will not be allowed a deduction by reason of the issuance or exercise of an ISO. For regular federal income tax purposes, the maximum rate of tax applicable to capital gains is dependent on the length of time the shares have been held at the time of sale. If the shares have been held for more than one year, the current maximum regular federal tax rate applicable to the gain on the sale generally will be 15%. If the shares have been held for one year or less, the gain on the sale will be taxed at the maximum tax rate (currently 35%) applicable to other taxable income generally.
As a general rule, if the optionee disposes of the shares acquired through the exercise of an ISO before satisfying both holding period requirements (a “disqualifying disposition”), the gain recognized by the optionee on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between (a) the lesser of the fair market value of the shares on the date of exercise or the amount received for the shares in the disqualifying disposition, and (b) the adjusted basis of the shares. The Company will be entitled to a deduction in the amount of this difference. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be treated as a capital gain, with the maximum federal tax rate determined by reference to the length of time the optionee held the shares prior to the disposition, as discussed above.

The amount by which the fair market value of a share at the time of exercise exceeds the option exercise price will be included in the computation of such optionee’s “alternative minimum taxable income” in the year the optionee exercises the ISO. Currently, the maximum alternative minimum tax rate is 28%. If an optionee pays alternative minimum tax with respect to the exercise of an ISO, then the amount of such tax paid may be allowed as a credit against regular tax liability in subsequent years. The optionee’s basis in the shares for purposes of the alternative minimum tax will be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.
     Our board of directors recommends that you vote “FOR” the approval of the amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan.
Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
     Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2007, and has been selected by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2008. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

     Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, our audit committee will review its future selection of independent registered public accounting firms. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
     For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2007 and 2006, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm and Audit Committee Report — Fees Billed by Independent Registered Public Accounting Firm.”
     Our board of directors recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
BOARD OF DIRECTORS
Board Structure and Composition
     Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number of directors. The number of members of our board of directors is currently fixed at seven directors:
•	Robert N. Tidball, S. Carl Soderstrom, Jr. and James D. Cirar serve in Class I. Their terms will expire on the date of the annual meeting of stockholders to be held in 2009.

•	Christian B. Ragot and William D. Gehl serve in Class II. Their terms will expire on the date of the annual meeting of stockholders to be held in 2010.

•	Thomas M. Fitzpatrick and Thomas A. Madden serve in Class III. Their terms will expire on the date of the upcoming annual meeting of stockholders to be held on May 14, 2008.
     Upon the expiration of the term of each class of directors, directors of that class generally may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. A director elected by the board of directors is designated upon his or her election as a Class I, Class II or Class III director, and serves a term that expires at the next annual meeting of stockholders after such director’s election. A director elected by the stockholders at an annual meeting of stockholders to succeed a director elected during the preceding year by the board of directors joins the same class as the replacement director whom he or she succeeds and serves a term that expires at the next annual meeting of stockholders at which the terms of the other directors of that director’s class are or would be scheduled to expire. Each of our directors has signed a contingent resignation letter providing that if a majority of the votes of the shares in an uncontested election in which such director is a nominee are designated to be “withheld” from, or are voted “against,” the director’s election, and the board of directors accepts the contingent resignation letter following such election, the director’s resignation will be effective upon the board’s acceptance of the letter.
     Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or an increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2011:
     Thomas M. Fitzpatrick, 55, has served as a director since December 2005 and as the Chairman of the Board of Directors since March 2007. Mr. Fitzpatrick is the managing partner of Sharp & Fitzpatrick LLP, the predecessor of which he founded in 1987. Mr. Fitzpatrick has also served as the managing director of Harper Laboratories LLC since 2005. Between 1986 and 2004, Mr. Fitzpatrick was the managing partner of 2200 Ventures LLC and its predecessors.
     Thomas A. Madden, 54, has served as a director since December 2005 and is the chairman of our compensation committee. Mr. Madden served as the Executive Vice President and Chief Financial Officer of Ingram Micro Inc. from July 2001 to April 2005. From October 1997 to July 2001, Mr. Madden served as the Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. Mr. Madden is a member of the board of directors of Champion Enterprises, Inc. and Mindspeed Technologies, Inc.
Directors whose terms continue until 2009:
     James D. Cirar, 61, has served as a director since June 1999 and is the chairman of our strategy and growth committee. Mr. Cirar is a private investor and Managing Director of TMB Industries. He was a director of Transportation Technologies Industries, Inc. (“TTII”) and President and CEO of TTII’s foundry group from January 2000 until the company was acquired by Accuride Corporation in 2005. Mr. Cirar was Chairman of two of our subsidiaries, Johnstown America Corporation and Freight Car Services, Inc., from September 1998 to June 1999. From September 1995 to August 1998, he was the President and CEO of Johnstown America Corporation.
     Robert N. Tidball, 69, has served as a director since April 2005 and is the chairman of our nominating and corporate governance committee. From 1989 to January 2001, Mr. Tidball was the President, CEO and a director of PLM International, Inc., after which he retired.
     S. Carl Soderstrom, Jr., 54, has served as a director since April 2005 and is the chairman of our audit committee. Mr. Soderstrom was employed by ArvinMeritor, Inc. and its predecessor companies from 1986 to 2004 and served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from July 2001 to December 2004. Mr. Soderstrom is a member of the board of directors of Lydall, Inc. and serves as a member of the audit committee and chairman of the corporate governance committee of Lydall, Inc.
Directors whose terms continue until 2010:
     Christian B. Ragot, 50, has served as a director since January 29, 2007 and as our President and Chief Executive Officer since April 30, 2007. He served as our Chief Operating Officer from January 29 to April 30, 2007. Mr. Ragot was President of Terex Utilities and Roadbuilding at Terex Corporation from 2004 to 2007. Previously, Mr. Ragot held various senior executive leadership positions, including President of Terex Utilities, President of American Crane, Senior Vice-President, Sales and Aftermarket Services, and other senior-level positions, at Terex Corporation. Prior to joining Terex Corporation in 1999, Mr. Ragot was Vice President and General Manager of the Air Compressor Group, Europe of Ingersoll-Rand Company, and held various other managerial and senior-level positions during his 15 years at Ingersoll-Rand Company.
     William D. Gehl, 61, has served as a director since May 2007. He has served as Chairman and Chief Executive Officer of Gehl Company since April 2003. Prior to that time, he served as President and Chief Executive Officer of Gehl Company since November 1992 and as Chairman of Gehl Company since April 1996. Mr. Gehl is a member of the board of directors of Gehl Company, ASTEC Industries, Inc., Mason Wells, Inc., The Oilgear Company and West Bend Savings Bank.
Independent Directors
     The board of directors has determined that six of our seven current directors, Messrs. Cirar, Fitzpatrick, Gehl, Madden, Soderstrom and Tidball, are “independent directors” as defined in Rule 4200 of the Nasdaq Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission (the “SEC”).

Rule 4350 of the Nasdaq Marketplace Rules requires that a majority of our board of directors be composed of independent directors and that certain of our committees be composed solely of independent directors.
     Our independent directors hold meetings in executive session, at which only independent directors are present. Stockholders and third parties may communicate directly with our independent directors by writing to our independent directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.
Director Attendance at Annual Meetings
     Directors are encouraged to attend all annual and special meetings of our stockholders. During 2007, the board of directors held 12 meetings and took action by written consent three times. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he served during 2007. All of our directors attended the 2007 annual meeting of stockholders.
Committees of the Board of Directors
     Our board of directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a strategy and growth committee. Stockholders and third parties may communicate with our board of directors by writing to our board of directors at FreightCar America, Inc., Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606, Attention: Chairman of the Board of Directors.
     Audit Committee. Our audit committee consists of Messrs. Soderstrom, Tidball, Madden and Gehl. Mr. Soderstrom serves as the chairman. The audit committee oversees our financial reporting processes and reviews and recommends to the board internal accounting and financial controls, accounting principles and auditing practices to: be employed in the preparation and review of our financial statements. The audit committee makes recommendations to the board concerning the engagement of independent registered public accountants to audit our annual financial statements and the scope of and plans for the audit to be undertaken by such accountants. The audit committee pre-approves the audit services and permissible non-audit services to be performed by such accountants and may take appropriate actions to ensure the independence of such accountants. The audit committee is also responsible for approving related-party transactions. Our board of directors has determined that Messrs. Soderstrom, Tidball, Madden and Gehl meet the independence requirements under the Sarbanes-Oxley Act of 2002, the Nasdaq Global Market (“Nasdaq”) and the rules and regulations of the SEC. Mr. Soderstrom is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Soderstrom is “independent” as defined in the applicable listing standards for audit committee members.
     The audit committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The audit committee has established and regularly monitors procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met 12 times during 2007.
     Compensation Committee. Our compensation committee consists of Messrs. Tidball, Madden and Gehl. Mr. Madden serves as the chairman. The purpose of our compensation committee is to (a) oversee our compensation and employee benefit plans and practices; (b) produce annually a report on executive compensation for inclusion in our proxy statement, in accordance with all applicable rules and regulations; and (c) oversee regular succession planning and professional development for the Chief Executive Officer and other senior executive officers. Our board of directors has determined that Messrs. Tidball, Madden and Gehl meet the independence requirements under the Sarbanes-Oxley Act of 2002, Nasdaq and the rules and regulations of the SEC. In addition, each of Messrs. Tidball, Madden and Gehl is an “outside director,” as that term is defined in Section 162(m) of the Code and a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     The compensation committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The compensation committee met 13 times during 2007.
     Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Messrs. Soderstrom, Tidball and Fitzpatrick. Mr. Tidball serves as the chairman. The purpose of our nominating and corporate governance committee is to: (a) identify individuals qualified to become board members, consistent with criteria approved by the board; (b) recommend to the board nominees for the board; (c) recommend to the board nominees for each committee of the board; (d) recommend to the board and review annually the Corporate Governance Guidelines and Code of Business Conduct and Ethics; (e) review annually the independence qualifications of the board members and nominees; (f) oversee our directors’ and officers’ liability insurance program, including selection, scope and administration; and (g) review potential conflicts of interest and violations of the Code of Business Conduct and Ethics. Our board of directors has determined that Messrs. Soderstrom, Tidball and Fitzpatrick meet the independence requirements under the Sarbanes-Oxley Act of 2002, Nasdaq and the rules and regulations of the SEC.
     The nominating and corporate governance committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The nominating and corporate governance committee met four times and took action by written consent two times during 2007.
     Strategy and Growth Committee. Our strategy and growth committee consists of Messrs. Ragot, Cirar and Tidball. Mr. Cirar serves as the chairman. The strategy and growth committee provides guidance to management in its development of our corporate strategy and provides recommendations to the board of directors with respect to its review and approval of the corporate strategy.
     The strategy and growth committee operates under a written charter, a copy of which is available on our website, www.freightcaramerica.com. The strategy and growth committee met six times during 2007.
Code of Business Conduct and Ethics
     We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code of Business Conduct and Ethics is available on our website, www.freightcaramerica.com.
     We intend to disclose any amendments to or waivers from our Code of Business Conduct and Ethics applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website at www.freightcaramerica.com.
Criteria for Nominating Directors
     The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The nominating and corporate governance committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, international, public company, academic or regulatory experience, financial expertise, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq Global Market. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee will also review such director’s overall service to us during his or her term and any relationships and transactions that might impair such director’s independence.
     In 2007, the nominating and corporate governance committee paid a fee to a third party to assist in the process of identifying or evaluating potential director candidates. In the future, we may pay a fee to a third party to identify or evaluate potential director nominees if the need arises.
     Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606. Any recommendations received from stockholders will be evaluated by the nominating and corporate governance committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.
     To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event less than thirty (30) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
     We have not received director candidate recommendations from any of our stockholders for the annual meeting of stockholders to be held on May 14, 2008.
Director Compensation
     We currently compensate each of our independent directors with an annual stipend of $30,000 and an annual restricted stock award of $45,000. In addition, the non-executive Chairman of the Board of Directors receives annual compensation of $65,000, the chairman of the audit committee receives annual compensation of $15,000 and the chairman of any other committee receives annual compensation of $5,000. Also, independent directors are paid $1,000 for board meeting attendance and $1,000 for committee meeting attendance. In addition, we have adopted customary expense reimbursement and related policies for all directors and reimburse directors for expenses incurred in connection with attendance at board or committee meetings.
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2007 (except as indicated below) by:
•	all persons known by us to own beneficially 5% or more of our outstanding common stock;

•	each of our directors and director nominees;

•	each of the named executive officers listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•	all of our directors, director nominees and executive officers as a group.
Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

	Number of
	Shares
	Beneficially		Approximate
Name and Address	Owned (1)		Percent of Class(1)
Barclays Global Investors, NA. and certain of its affiliates	595,709	(2)	5.0%
45 Fremont Street San Francisco, California 94105

Citadel Limited Partnership and certain of its affiliates	949,024	(3)	8.0%
131 S. Dearborn Street 32nd Floor Chicago, Illinois 60603

Farallon Capital Partners, L.P. and certain of its affiliates	601,894	(4)	5.1%
One Maritime Plaza Suite 2100 San Francisco, California 94111

FMR LLC and certain of its affiliates	895,250	(5)	7.6%
82 Devonshire Street Boston, Massachusetts 02109

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:

James D. Cirar	1,852		*

S. Carl Soderstrom, Jr.	1,852		*

Robert N. Tidball	1,852		*

Christian B. Ragot (6)	40,000		*

William D. Gehl	990		*

Thomas M. Fitzpatrick	1,468		*

Thomas A. Madden	1,468		*

Kevin P. Bagby	17,110		*

Edward J. Whalen	9,180		*

Charles J. Magolske	8,813		*

Kenneth D. Bridges	1,833		*

All directors, director nominees and executive officers as a group (12 persons)	92,918		*

*	= less than 1%

1	“Beneficial ownership” means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of December 31, 2007 are deemed outstanding for computing the ownership percentage of the person holding such options or warrants, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 11,813,421 shares of our common stock outstanding as of December 31, 2007.

2	Based on information in the Schedule 13G filed by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors (Deutschland) AG and Barclays Global Investors Japan Trust and Banking Company Limited (collectively, the “Barclays Entities”) with the SEC on February 5, 2008. The Schedule 13G discloses that the Barclays Entities hold the shares in trust accounts for the economic benefit of the beneficiaries of those accounts. The Schedule 13G discloses that the Barclays Entities have sole power to vote or to direct the vote for 595,709 shares and sole power to dispose or direct the disposition of 544,936 shares.

3	Based on information in the Schedule 13G/A filed by Citadel Limited Partnership, Citadel Investment Group, L.L.C., Citadel Investment Group II, L.L.C., Citadel Holdings I LP, Citadel Holdings II LP, Citadel Advisors LLC, Kenneth Griffin, Citadel Equity Fund Ltd., Citadel Derivatives Group LLC and Citadel Derivatives Trading Ltd. (collectively, the “Citadel Entities”) with the SEC on February 13, 2008. The Schedule 13G/A discloses that the Citadel Entities have shared voting power and shared dispositive power with respect to 949,024 shares.

4	Based on information in the Schedule 13G filed by Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P., Farallon Capital Offshore Investors II, L.P., Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Ashish H. Pant, Rajiv A. Patel, Derek C. Schrier, Andrew J.M. Spokes, Thomas F. Steyer and Mark C. Wehrly (collectively the “Farallon Entities”) with the SEC on January 25, 2008. The Schedule 13G discloses that the Farallon Entities have shared voting power with respect to 601,894 shares and shared dispositive power with respect to 601,894 shares.

5	Based on information in the Schedule 13G filed by FMR LLC and Edward C. Johnson 3d (collectively, the “FMR Entities”) with the SEC on February 14, 2008. The Schedule 13G discloses that the FMR Entities have sole power to vote or to direct the vote for and sole power to dispose or direct the disposition of 895,250 shares.

6	Mr. Ragot served as our Chief Operating Officer from January 29 to April 30, 2007 and has served as our President and Chief Executive Officer since April 30, 2007.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for 2007, except that Charles J. Magolske and Laurence M. Trusdell inadvertently were late in filing their initial Forms 3 stating their beneficial ownership of our equity securities.
COMPENSATION DISCUSSION AND ANALYSIS
     The following sections discuss the material factors involved in the Company’s decisions regarding the compensation of the Company’s Named Executive Officers (as defined in the section of this proxy statement entitled “Executive Compensation – Summary Compensation Table”) (the “NEOs”) during 2007. The specific amounts paid or payable to the NEOs are disclosed in the tables and narrative in the section of this proxy statement entitled “Executive Compensation.” The following discussion cross-references those specific tabular and narrative disclosures where appropriate.
Introduction
     The compensation committee is comprised of at least three directors, each of whom must be determined by the board of directors to meet the independence requirements of the SEC, Nasdaq and any other applicable governmental or regulatory authorities, each as in effect from time to time. Members of the compensation committee must also qualify as “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the

Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code and must satisfy any other necessary standards of independence under the federal securities and tax laws, as amended from time to time.
     If a compensation committee chairperson is not designated by the board of directors, members of the compensation committee designate a chairperson by majority vote.
     The compensation committee meets quarterly or more frequently as circumstances require. A majority of the members of the compensation committee constitutes a quorum.
     In accordance with the committee’s charter, the compensation committee chairperson determines the agenda for each meeting. Materials related to agenda items are provided to the compensation committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting. The compensation committee maintains written minutes of its meetings, which are maintained with our books and records. The compensation committee reports its activities regularly and directly to the board of directors and makes recommendations that the compensation committee deems advisable.
     The compensation committee may request that any of our directors, officers or employees or any other persons whose advice and counsel are sought by the compensation committee attend any meeting of the compensation committee to provide such pertinent information as it reasonably requests. Our Chief Executive Officer (“CEO”) may not be present during deliberations or voting concerning his own compensation.
Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation
     General Authorities and Responsibilities
     The compensation committee reviews the Compensation Discussion and Analysis (the “CD&A”) section of our proxy statement and recommends to the board of directors that the CD&A be included in our proxy statement. The compensation committee issues an annual report on executive compensation for inclusion in our proxy statement and reports to the board of directors its plan for succession of the CEO and other senior executives in the event that any of such officers retires, is disabled or is otherwise unable to fulfill his or her duties. The compensation committee has the authority to conduct or authorize investigations into any matter within its scope of responsibilities, and retain, at our expense, such independent counsel, compensation consultant or other consultants and advisors as it deems necessary. In 2007, the compensation committee engaged an independent compensation consulting firm, Hewitt Associates LLC. The compensation committee has the sole authority to retain and terminate an independent compensation consultant to be used to assist in its evaluation of director and/or senior management compensation and has the sole authority to terminate the consultant and approve the consultant’s fees and other retention terms. The compensation committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems appropriate or necessary. The compensation committee reviews and assesses at least annually the adequacy of the compensation committee charter and recommends any proposed changes to the board of directors for approval. The compensation committee also annually reviews its own performance.
     Executive and Director Compensation
     The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and recommends for approval by the board of directors our general policies relating to senior management compensation and oversees the development and implementation of such compensation programs. The compensation committee, consulting with its independent compensation consultant and with management as necessary, reviews and approves, or recommends for ratification by the board of directors, senior management compensation, including, to the extent applicable, (a) salary, bonus and incentive compensation levels, (b) deferred compensation, (c) executive perquisites, (d) equity compensation (including awards to induce employment), (e) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (f) other forms of senior management compensation. The compensation committee meets without the presence of senior management when approving or deliberating on CEO compensation but may, in its discretion, invite the CEO to be present during the approval of, or deliberations with respect to, other senior management compensation. The compensation committee periodically reviews and approves corporate goals and objectives relevant to senior management compensation, evaluates the CEO’s performance in light of those goals and objectives, as a committee or together with the independent members of the board of directors, and recommends for ratification by the board of directors the CEO’s compensation levels taking into account this evaluation. The compensation committee periodically reviews and makes recommendations to the board of directors with respect to director compensation for non-employee members of the board of directors and its committees. The compensation committee does not time its release of material non-public information for the purpose of affecting the value of executive compensation, or set the grant date of its stock option grants to executives to anticipate the release of material non-public information, except in extraordinary circumstances and with full disclosure to the Company’s stockholders and the public. The compensation committee adopts policies regarding the adjustment or recovery of incentive awards or payments if the relevant performance measures upon which such incentive awards or payments were based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The compensation committee may consider the accounting and tax treatment to the Company and to senior management of each particular element of compensation.
     Oversight of Benefit Plans
     The compensation committee oversees, periodically reviews and makes recommendations to the board of directors with respect to employee benefit plans, including all pension and profit sharing plans, stock option plans, share appreciation rights plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs. The compensation committee has the power and authority to oversee these plans, establish guidelines, interpret plan documents, select participants, approve grants and awards, and exercise such other power and authority as may be permitted or required under such plans. The compensation committee may also undertake such additional activities within the scope of its primary function as the board of directors or the compensation committee may from time to time determine or as may otherwise be required by law, the board of directors or our charter or by-laws.
     Compensation Committee Interlocks and Insider Participation
     None of the members of our compensation committee at any time has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.
Compensation Philosophy and Objectives
     Our compensation program is designed to attract, motivate and retain the highly talented individuals that FreightCar America needs to drive business success. The program reflects the following principles:
•	FreightCar America employees should act in the interests of FreightCar America stockholders. We believe that FreightCar America employees should act in the interests of FreightCar America stockholders and the best way to encourage them to do so is through an equity stake in the Company. We pay a substantial portion of total compensation in the form of stock options and/or restricted stock. The Company’s goal is to have compensation programs that encourage each employee to think and act like an owner of the business. Our industry is cyclical. Executives must manage this cycle by diversifying our product offerings, maintaining low costs, and other measures.

•	Compensation should be related to performance. The Company’s compensation program endeavors to reinforce the Company’s business and financial objectives. Employee compensation will vary based on objectively determinable Company performance. When the Company performs well based on financial measures, employees will receive greater incentive compensation. When the Company does not meet objectives, incentive awards will be reduced. An employee’s individual compensation also will vary based on the person’s performance, contribution and overall value to the business. Employees with sustained high performance will be rewarded more than those in similar positions with lower performance.

•	Incentive compensation should be a greater part of total compensation for employees with more senior positions. The proportion of an individual’s total compensation that varies based on individual and Company performance objectives should increase as the individual’s business responsibilities increase.

•	Other goals. The Company’s compensation program is designed to balance short- and long-term financial objectives. The Company’s compensation program also is designed to be competitive with our peer group companies (described below). When the compensation committee determines compensation levels for executive officers, it reviews compensation survey data from independent sources in an attempt to ensure that our total compensation program is competitive and fair. The compensation committee looks at compensation data from companies in our industry as well as from companies in a broad cross-section of industries. The compensation committee targets overall compensation levels competitive with our industry comparison group.
Components of Executive Compensation
     Total compensation for each NEO is comprised of base salary, annual cash incentive awards, long-term equity awards, retirement and post-employment benefits, including severance protection, and other benefits and perquisites. The various components of executive compensation reflect the following policies:
     Base Salary
•	Overview
•	Base salary is comprised of periodic fixed payments made to each NEO.
•	Why this component is paid to NEOs and how it furthers the program objectives
•	Base salary is provided to each NEO in order to provide the NEO with a degree of financial certainty and to competitively compensate the NEO for rendering on-going services to the Company. Competitive base salaries further the compensation program’s objectives by allowing the Company to attract and retain talented employees by providing a fixed portion of compensation on which employees can rely.
•	How the amount of base salary is determined
•	The annual base salary for each NEO is subject to review and possible adjustment on the NEO’s employment anniversary date. During 2007, pursuant to Mr. Ragot’s employment agreement, Mr. Ragot’s base salary was increased to $550,000 in recognition of his promotion from Chief Operating Officer to Chief Executive Officer. The compensation committee made merit adjustments to Messrs. Bagby’s, Whalen’s and Bridges’ base salary during 2007. These merit increases were based on the compensation committee’s assessment of each executive officer’s individual performance. Mr. Bagby’s base salary was also subject to a market adjustment to bring Mr. Bagby’s base compensation closer to the Company’s target base salary level of slightly below market median. Finally, the compensation committee adjusted Mr. Magolske’s base salary in recognition of his promotion to Vice President, Business Development and Strategy.

With respect to other senior management employees and other management employees, the Company uses the results of an annual study by the Economic Research Institute and sets annual base salaries at plus or minus 25% of the midpoint, depending on an assessment of the individual’s sustained performance and the location of his or her position.
•	Relation of base salary to other components of compensation
•	The amount of each NEO’s base salary is the reference point for certain other elements of compensation. For example, the potential annual incentive award for each NEO is based, in part, on the NEO’s base salary. In addition, base salary is one component of the formula for determining pension benefits under the Company’s Pension Plan. Finally, NEO cash severance benefits are determined, in part, by base salary.
     Annual Incentive Awards
•	Overview
•	Except for Mr. Carroll, each NEO is eligible to receive a cash incentive award under the Company’s Salaried Bonus Plan, which provides additional incentive compensation to participants based on the Company’s Return on Net Assets (“RONA”). RONA is defined as Operating Income divided by Average Net Assets. The Salaried Bonus Plan defines “Operating Income” for the Company as earnings computed under generally accepted accounting principles, after accrual for current year’s salaried bonus expenses and before interest, taxes and other income and expenses excluded from operating income by generally accepted accounting principles. The Salaried Bonus Plan defines “Average Net Assets” as the sum of average annual (computed on a monthly basis) receivables, inventory and property, plant and equipments net of accumulated depreciation, less payables.

The Company uses RONA because, for our type of business and asset base, it is an effective metric for measuring how efficiently the Company’s assets are being managed to generate earnings and returns.

The RONA performance targets ensure that incentive awards are paid only when returns surpass the Company’s financial objectives. If these objectives are not surpassed, no incentive awards are paid. Each of threshold, target and stretch performance result in increasing levels of incentive award payments.

Participants in the Salaried Bonus Plan typically must be actively employed by the Company on the payment date to receive a bonus award. Participants who are not actively employed by the Company on the payment date are entitled to receive a partial bonus award in certain circumstances. No annual incentive award is paid if the minimum performance goal is not achieved.
•	Why this component is paid to executives and how it furthers the program’s objectives
•	Annual incentive award opportunities are provided to incentivize the NEOs to achieve performance goals that support the Company’s business plan and create stockholder value. The Salaried Bonus Plan furthers the goals of the compensation program by tying a significant amount of compensation to objectively determinable Company performance.
•	How the amount is determined
•	Annual incentive awards for each NEO and other eligible salaried employees are based on the following formula:

Base		Bonus		Bonus		Bonus
Salary	X	Rate	X	Group %	=	Award $
The Bonus Rate can range from 0% (if RONA is below a percentage specified in the Salaried Bonus Plan) to 150% (if RONA equals or exceeds the maximum percentage specified under the Salaried Bonus Plan). The Bonus payment percentages are not prorated within a RONA range.

The Bonus Group percentage for the CEO is equal to 80% and for the other NEOs is equal to 40%.

The Company’s Human Resources Department identifies the applicable Bonus Group designation for each position. Bonus Group designations may be changed from time to time in connection with job promotions, demotions and other events determined by the Company’s Human Resources Department in consultation with the CEO.
•	2007 Annual Incentive Awards
•	For 2007, the Company’s achieved RONA related to a Bonus Rate of 150% under the Salaried Bonus Plan. Based on this Bonus Rate, the Bonus Group % applicable to each NEO and each NEO’s base salary, the compensation committee approved the payment of an annual incentive award to each NEO in the amount disclosed in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table. The compensation committee modified Mr. Ragot’s annual incentive award payment to reflect a full year of service (Mr. Ragot was employed during 2007 for slightly more than 11 months, having delayed his start date at the Company’s request).

The CEO may change, subject to confirmation by the compensation committee, the financial target(s) applicable to NEOs and other senior management employees under the Salaried Bonus Plan at any time prior to the final determination of bonus awards for any year if, in his judgment, such changes are desirable in the interest of equitable treatment of one or more NEOs, other senior management employees or the Company as a result of extraordinary or nonrecurring events, change in applicable accounting rules or principles, changes in the Company’s method of accounting, changes in applicable law, changes due to consolidation, acquisitions, reorganization, unusual circumstances or any other changes of a similar nature to any of the foregoing. The compensation committee did not approve or confirm any changes to pre-set 2007 RONA goals at any time during or after the 2007 fiscal year.
•	Relation of annual incentives to other components of compensation
•	Cash severance benefits are determined, in part, by reference to an NEO’s annual incentive target opportunity. In addition, actual incentive award payments are one component of the formula for determining pension benefits under the Company’s Pension Plan.
     Long-Term Awards
     Long-term awards are those awards that are designed to provide incentives to the Company’s executives over a period of time in excess of one year. The Company has made long-term awards in the form of equity awards only. In 2007, as described in more detail below, we granted restricted shares of the Company’s common stock to certain NEOs.
     Retention/Promotion Awards
     The Company, from time to time, may grant retention awards or promotion awards to NEOs and other senior executives. During 2007, the Company made the following retention and promotion awards:
•	Mr. Whalen’s retention award. On January 25, 2007, the Company entered into a retention agreement with Mr. Whalen in order to ensure his continued service while the Company transitioned to a new President and Chief Executive Officer. Pursuant to the agreement, the Company awarded Mr. Whalen 7,000 shares of restricted common stock of the Company, vesting on April 30, 2008, provided he remains continuously employed by the Company until that date.

•	Mr. Bagby’s retention award. On January 25, 2007, the Company entered into a retention agreement with Mr. Bagby in order to ensure his continued service while the Company transitioned to a new President and Chief Executive Officer. Pursuant to the agreement, the Company awarded Mr. Bagby 5,000 shares of restricted common stock of the Company, vesting on April 30, 2008, provided he remains continuously employed by the Company until that date.

•	Mr. Bridges’ retention award. On March 8, 2007, the Company entered into a retention agreement with Mr. Bridges in order to ensure his continued service while the Company transitioned to a new President and Chief Executive Officer. Pursuant to the agreement, the Company will award Mr.

Bridges a retention bonus of $200,000 in cash, payable on April 30, 2008, provided he remains continuously employed by the Company until that date.

•	Mr. Magolske’s promotion award. On May 1, 2007, the Company entered into an employment agreement with Mr. Magolske which sets forth certain terms and conditions relating to his employment with the Company. Under the terms of the Employment Agreement, Mr. Magolske was awarded 5,000 shares of restricted stock of the Company, vesting in three equal annual installments on each anniversary of the date of grant (May 1, 2007), provided he remains continuously employed by the Company on each anniversary date. The grant was made in recognition of Mr. Magolske’s promotion to Vice President, Business Development and Strategy.
     Mr. Ragot’s Signing Bonus and Restricted Share Grant
On January 3, 2007, the Company entered into an employment agreement with Mr. Ragot under which he agreed to serve as the Company’s Chief Operating Officer beginning on January 29, 2007 and President and Chief Executive Officer beginning on April 30, 2007. As an inducement to sign the employment agreement, the Company paid to Mr. Ragot a signing bonus in the amount of $320,000 (the “Signing Bonus”) and awarded to Mr. Ragot 40,000 shares of restricted stock, which vest in three equal annual installments beginning on January 29, 2008. This restricted stock award would become fully vested upon a change in control. The Signing Bonus was also paid, in part, to reimburse Mr. Ragot for the loss of an annual incentive bonus that otherwise would have been payable to him by his previous employer.
     Stock Ownership Guidelines
     The board of directors has requested that the Company’s NEOs and certain other senior management employees meet minimum stock ownership requirements that are consistent with industry standards. Accordingly, the following minimum stock ownership requirements apply to corporate officers:

Chief Executive Officer:	40,000 shares
Chief Financial Officer and Other Corporate Officers:	10,000 shares
     In addition, stock ownership guidelines applicable to non-executive directors require that each non-executive director maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards.
     Company stockholdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) restricted stock or RSUs, including shares that have been granted but are unvested. Covered individuals employed by the Company on the 2006 effective date of the ownership guidelines who do not comply with the ownership requirements will have three years to meet the applicable ownership requirements. A covered individual hired by the Company or promoted into a position with ownership requirements (or higher ownership requirements), will have three years from date of hire or promotion to meet the applicable ownership requirements. Non-employee directors also will have three years to satisfy the requirements. The compensation committee reviews each covered individual’s compliance with the ownership requirements annually.
     Retirement and Other Post-Employment Benefits
•	Overview
•	The Company maintains tax-qualified 401(k) savings plans (the “401(k) Plans”) and a tax-qualified pension plan (the “Pension Plan”). All NEOs participate in the 401(k) Plans. Messrs. Carroll, Whalen, Magolske and Bagby participate in the Pension Plan.

•	In addition, as described in more detail in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control,” each NEO is entitled to receive certain benefits in the event of a qualifying termination of employment or a change in control of the Company.
•	Why these component are paid to executives and how they further the program’s objectives
•	In general, the 401(k) Plans and the Pension Plan are designed to provide executives (and other eligible salaried employees) with financial security after their employment has terminated. The Company does not maintain an excess pension plan or non-qualified deferred compensation plan. Thus, the retirement plan benefits for our NEOs are no greater than those of other salaried employees.

•	In the event of certain qualifying terminations of employment, termination benefits provide our NEOs with additional financial security, which we believe is necessary to attract and retain talented executives. In addition, we provide NEOs (and certain other executives) with certain change in control benefits that we believe help minimize inherent conflicts of interest that may arise for executives in potential change in control transactions.
•	How the amount to be paid is determined
•	The Company provides contributions under the 401(k) Plans ranging from 4% to 6% of eligible compensation. These contributions and any earnings thereon generally are paid to participants upon termination of their employment. The Pension Plan benefits are calculated using formulas set forth in the section of this proxy entitled “Pension Benefits” and generally start when a participant reaches retirement age.

•	The termination and change in control benefits for the NEOs are fixed by contract and are described in the section of this proxy entitled “Potential Payments Upon Termination or Change in Control.” The Company has set termination and change in control severance benefits under each employment agreement to levels that we believe fall within the range of observed, competitive market practices, and that are summarized below:
▪	Mr. Ragot. Upon involuntary termination without “cause” occurring either before or after a change in control or voluntary termination for “good reason” occurring after a change in control, Mr. Ragot would be entitled to continuation of base salary for 24 months plus two annual payments each equal to the greater of (i) current-year target bonus or (ii) prior-year bonus paid; plus the continuation of certain health benefits for a period of 24 months. In the case of non-renewal of Mr. Ragot’s employment agreement, the foregoing payments and benefits would be made for a period of 12 months.

▪	Mr. Bagby. Upon involuntary termination without “cause,” Mr. Bagby would be entitled to continuation of base salary for 24 months plus the continuation of certain health benefits for a period of 24 months.

▪	Mr. Whalen. Upon involuntary termination without “cause” or voluntary termination for “good reason,” Mr. Whalen would be entitled to a lump sum payment equal to three times the sum of Mr. Whalen’s base salary and bonus, plus the continuation of certain health benefits for a period of 36 months.

▪	Mr. Magolske. Upon involuntary termination without “cause” or voluntary termination for “good reason” following a change in control, Mr. Magolske would be entitled to continuation of base salary for 12 months, plus an amount equal to Mr. Magolske’s current-year target bonus. In addition, Mr. Magolske would be entitled to continuation of certain health benefits for a period of 12 months.

▪	Mr. Bridges. Mr. Bridges is not covered under any severance agreement.

▪	In the event of a change in control, all outstanding stock awards under the FreightCar America, Inc. 2005 Long Term Incentive Plan become fully vested.

     Perquisites and Other Benefits
     The NEOs participate in a number of benefit plans that are available generally to all employees of the Company, including group health insurance, dental insurance, vision insurance, life insurance, paid vacation, accidental death and dismemberment insurance and long-term disability insurance plans. These benefits provide financial security and peace of mind for employees and executives and are seen as a standard part of basic employee benefits within the industry.
     The Company provided NEOs with perquisites the details of which are set forth in footnote 7 to the Summary Compensation Table. These perquisites included reimbursement for country club dues (Messrs. Bagby and Carroll), payment of automobile allowance (Messrs. Ragot and Magolske) and payment of moving and relocation costs (Messrs. Ragot and Bagby). In addition, Messrs. Bagby, Bridges and Carroll were entitled to use Company-rented housing and were reimbursed for the additional taxes imposed on them for using Company-rented housing. Because of the Company’s multiple locations, some of which are in relatively remote locations, and travel demands, the Company believes that the use of Company-rented housing is necessary to enable the NEOs to effectively perform their duties.
     Mr. Carroll’s Compensation
     In October 2006, the Company and Mr. Carroll agreed to continue his employment as President and CEO until April 30, 2007, with the additional responsibility of assisting Mr. Ragot in a successful transition into the Company, with the ultimate goal of Mr. Ragot becoming the Company’s President and CEO on April 30, 2007. Until April 30, 2007, the Company paid Mr. Carroll an annual base salary of $550,000 (pro-rated for his period of employment). The Company paid Mr. Carroll a bonus equal to $500,000 (under the terms Mr. Carroll’s employment agreement, the Company was obligated to pay Mr. Carroll an annual bonus equal to the greater of (i) $500,000 or (ii) 1% of the Company’s EBITDA for the four months ending April 30, 2007). In recognition of his service to the Company and his forfeiture of non-vested stock options, the Company also made a $1,500,000 severance payment to Mr. Carroll on April 30, 2007, and agreed to make Mr. Carroll and his spouse eligible for lifetime coverage under the Company’s medical insurance plan. Mr. Carroll agreed to make himself reasonably available for consultation with Mr. Ragot for 60 days after April 30, 2007, without additional compensation, and to not compete with the Company anywhere in North America for two years after April 30, 2007.
     Tax Treatment and Accounting
     Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid in any year by a publicly held corporation to its chief executive officer and its three other highest compensated officers other than its chief financial officer to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m) or to compensation paid pursuant to certain plans that existed prior to a corporation becoming publicly held. It is intended that awards made under the Company’s 2005 Long Term Incentive Plan not be currently subject to the $1 million cap due to the private-to-public transition rules under Section 162(m). Once the transition rules are no longer available, it is intended that awards made under the Company’s 2005 Long Term Incentive Plan will qualify as “performance-based” compensation for purposes of Section 162(m). We believe we can continue to preserve related federal income tax deductions, although individual exceptions may occur. For example, the Company may decide to award restricted stock without performance conditions under certain circumstances.
     In addition, the Code was recently amended to provide an excise tax under Section 409A with respect to various features of deferred compensation arrangements, mostly for compensation deferred on or after January 1, 2005. The Company will be making the appropriate changes to our employment agreements to help ensure that there are no adverse effects on the Company or our executive officers as a result of these Code amendments. We do not expect these changes to have a tax or financial consequence on the Company.
     The Company has calculated and discussed with the compensation committee the accounting treatment and tax impact on the Company and the executives of each of its cash and equity compensation awards and agreements. As noted above, the Company has reconsidered its management incentive plan in light of Section 162(m) and has taken steps to ensure that bonuses to “covered employees,” as defined in that section, will be deductible in the future. The Company also calculates and monitors the Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”) accounting expense related to equity compensation. To date, the SFAS 123(R) expense has not been a significant factor in setting or changing equity compensation grant practices.
     Timing of Awards
     The compensation committee did not award stock options in 2007. The Company’s stock has been publicly traded since April 2005. During that time, the compensation committee has not timed the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company. It is the policy of the compensation committee not to time the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable material non-public information about the Company in the future.
     Benchmarking
     In prior years (including fiscal year 2006), the compensation committee has considered competitive market data in evaluating and setting executive officer compensation. Except for Mr. Ragot’s compensation, the compensation committee did not consider such data in setting executive officer compensation for 2007. In September 2006, the compensation committee asked Hewitt Associates to provide competitive market data for the Chief Executive Officer position to develop an offer package for Mr. Ragot. Hewitt developed the market benchmarks from several published and private surveys including data from both general industry and the manufacturing industry. The data was calibrated to reflect an organization with approximately $930 million in revenue. Hewitt prepared a report for the compensation committee analyzing the base salary, annual actual bonus, total cash compensation, long-term incentives, total direct compensation and target bonus levels for the Chief Executive Officer position at the 25th, 50th and 75th percentiles of the benchmark group. The Company and Mr. Ragot agreed to a compensation package under which Mr. Ragot’s 2007 total compensation was less than the 50th percentile of the benchmark group.
     Fiscal Year 2008 Compensation Decisions
     The compensation committee made several important compensation decisions that relate to fiscal year 2008 compensation. These decisions are summarized below:
▪	Change in benchmark peer group. The Company historically derived benchmark data from a broad-based general industry peer group and a manufacturing-based peer group. The compensation committee determined that it would be appropriate to primarily benchmark executive compensation against the manufacturing-based peer group as the companies within that group more closely resemble the Company. Data for this peer group was derived from multiple survey sources. Compensation data derived from these sources is size-adjusted through regression analysis to reflect the Company’s average revenue size over time relative to the peer group’s revenues.

▪	Base compensation. The compensation committee approved a merit increase and a market-adjustment increase in Mr. Ragot’s base compensation of 7% and 10%, respectively, effective February 1, 2008. The market-adjustment increase was deemed appropriate to bring Mr. Ragot’s base compensation closer to the Company’s target base pay level of slightly below market median.

▪	Annual incentive compensation. The Company historically covered NEOs and all other eligible salaried employees under the Salaried Bonus Plan. The Salaried Bonus Plan provides for the payment of an annual bonus based upon the achievement of pre-determined RONA performance goals. The Company decided to terminate the Salaried Bonus Plan at the conclusion of 2007. Starting in 2008, the Company implemented a performance unit arrangement under the 2005 Long Term Incentive Plan. Under the performance unit arrangement, each NEO may earn an annual incentive award based on the level of achievement relating to the following performance metrics: (i) corporate wide performance goal (RONA); (ii) team performance goals; and (iii) individual performance goals. These performance metrics are weighted 50%, 25% and 25%, respectively. The NEO’s target annual incentive award opportunity (expressed as a percentage of compensation) under the performance unit arrangement is the same as under the Salaried Bonus Plan.

▪	Long-term incentive compensation. On January 13, 2008, the compensation committee approved the grant of stock options and restricted shares of the Company’s common stock to all executive officers and certain other salaried employees. The value of the stock options and restricted shares granted to each eligible employee was targeted to equate approximately to the median market practices of the Company’s manufacturing-based compensation peer group.
EXECUTIVE COMPENSATION
Executive Officers
     The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position(s)

Christian B. Ragot	50	President, Chief Executive Officer and Director
Edward J. Whalen	59	Senior Vice President, Marketing and Sales
Kevin P. Bagby	56	Vice President, Finance, Chief Financial Officer and Treasurer
Kenneth D. Bridges	68	Senior Vice President, Operations
Charles J. Magolske	48	Vice President, Business Development and Strategy
Laurence M. Trusdell	61	General Counsel and Corporate Secretary
John E. Carroll, Jr.	66	Former President, Chief Executive Officer and Director
     Christian B. Ragot, 50, has been our President and Chief Executive Officer since April 30, 2007. He also served as Chief Operating Officer from January 29 to April 29, 2007. Mr. Ragot has served as a director since January 29, 2007. Mr. Ragot was President of Terex Utilities and Roadbuilding at Terex Corporation from 2004 to 2007. Previously, Mr. Ragot held various senior executive leadership positions, including President of Terex Utilities, President of American Crane, Senior Vice-President, Sales and Aftermarket Services, and other senior-level positions at Terex Corporation. Prior to joining Terex Corporation in 1999, Mr. Ragot was Vice President and General Manager of the Air Compressor Group, Europe of Ingersoll-Rand Company, and held various other managerial and senior-level positions during his 15 years at Ingersoll-Rand Company.
     Edward J. Whalen, 59, has served as our Senior Vice President, Marketing and Sales since December 2004. He also served as Senior Vice President, Marketing and Sales for our subsidiaries from 1991 to December 2004. Prior to joining us in 1991, Mr. Whalen was President of Pullman Leasing Company. Prior to serving as President of Pullman Leasing Company, Mr. Whalen served in various finance positions for Pullman Leasing Company, including Vice President of Finance and Treasurer. Mr. Whalen originally joined Pullman, Inc., the parent of Pullman Leasing Company, in 1972.
     Kevin P. Bagby, 56, joined us in November 2004 as Vice President, Finance, Chief Financial Officer, Treasurer and Secretary. Prior to joining us, Mr. Bagby served as Vice President and Chief Financial Officer of Stoneridge, Inc., a company that designs and manufactures highly engineered electrical and electronic components, modules and systems for certain agricultural and vehicle markets, from 1995 until September 2004. From 1990 to 1995, Mr. Bagby served in various senior positions at Kelsey-Hayes Company. Prior to his employment at Kelsey-Hayes Company, Mr. Bagby served in various positions at General Tire, Abex Corporation and Lozier Corporation.
     Kenneth D. Bridges, 68, has served as our Senior Vice President, Operations since December 2004. He joined the Freight Car Services, Inc. subsidiary of FreightCar America in Danville, Illinois as Vice President of Operations in February 1997.  In November 1997, the Danville facility produced its first new railcar.  In December 2004, he was given the additional responsibility for a new production facility in Roanoke, Virginia.  Prior to joining FreightCar America, Mr. Bridges served with General Motors Corporation for 36 years in various management positions in the production departments of four assembly plants.

     Charles J. Magolske, 48, has been our Vice President, Business Development and Strategy since May 2007. He also served as Managing Director of our international business activities from 2003 until April 2007. Prior to joining us, Mr. Magolske served Trinity Industries in several business segments as Vice President, Marketing in 2001 and 2002. From 1991 until 2001, Mr. Magolske served in several leadership roles at Thrall Railcar Manufacturing Company in international operations, business development and supply chain organizations. Prior to joining Thrall, Mr. Magolske served in various positions with FMC Corporation.
     Laurence M. Trusdell, 61, has served as our General Counsel and Corporate Secretary since June 2007. Prior to joining us, Mr. Trusdell was Vice President, Law and Corporate Secretary of W.W. Grainger, Inc., having joined Grainger as Associate General Counsel in 2004. He was an independent legal consultant in 2003-2004 and Vice President–General Counsel and Secretary of Videojet Technologies Inc. from 1997 to 2003. He previously served in the North American legal group of The General Electric Company p.l.c. of London, England and practiced corporate law at the Chicago law firm of Mayer, Brown & Platt.
     John E. Carroll, Jr., 66, served as Chief Executive Officer from 1999 until April 30, 2007, on which date he resigned from the Company. Mr. Carroll served as our Chairman of the Board from 1999 until December 2004. Previously, Mr. Carroll was President of Thrall Car Manufacturing Company from 1990 to 1997. From 1989 to 1990, Mr. Carroll served as the President of Transcisco Rail Services Company. Mr. Carroll also served as Director of Planning and International Business Director at FMC Corporation from 1985 to 1989 and as Division President of the Marine & Rail Equipment Division of FMC Corporation (now a unit of the Greenbrier Companies) from 1977 to 1985.
Summary Compensation Table
     The following table shows the total compensation earned by the Company’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer and the three most highly paid executive officers other than the Chief Executive Officer and Chief Financial Officer (each, an “NEO”) for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and Principal		Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Compensation(5)	Earnings(6)	Compensation(7)	Compensation
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Christian B. Ragot	2007	$497,436	$320,000	$683,837	—	$640,000	—	$96,291	$2,237,564
President, Chief Executive Officer and Director	2006	—	—	—	—	—	—	—	—

Kevin P. Bagby	2007	$295,417	—	$202,367	$215,032	$177,250	$19,968	$55,960	$965,994
Vice President,Finance, Chief Financial Officer and Treasurer	2006	$258,000	—	—	$215,036	$154,800	$22,975	$39,147	$689,958

Edward J. Whalen	2007	$300,000	—	$283,305	$322,557	$180,000	$43,592	$9,072	$1,138,526
Senior Vice President, Marketing and Sales	2006	$290,000	—	—	$322,552	$174,000	$71,341	$8,170	$866,063

Kenneth D. Bridges	2007	$244,533	—	$91,483	—	$146,720	—	$81,764	$564,500
Senior Vice President, Operations	2006	$197,200	—	$134,178	—	$118,320	—	$69,682	$519,380

Charles J. Magolske	2007	$211,400	—	$146,915	—	$126,840	$9,004	$30,965	$525,124
Vice President, Business Development and Strategy	2006	—	—	—	—	—	—	—	—

John E. Carroll, Jr.	2007	$183,333	—	—	$156,797	—	$(22,481)	$2,048,037	$2,365,686
Former President, Chief Executive Officer and Director	2006	$550,000	—	—	$537,588	$2,045,033	$65,350	$35,802	$3,233,773

[1]	Amounts disclosed in the Salary column represent salary earned by the NEO during 2007.

[2]	Amount disclosed in the Bonus column represents Mr. Ragot’s signing bonus, which was paid in two installments. The first installment of $150,000 was paid on February 14, 2007 and the second installment of $170,000 was paid on March 14, 2007.

[3]	Amounts disclosed in the Stock Awards column relate to grants of restricted stock made under the Company’s 2005 Long Term Incentive Plan (“2005 Plan”). With respect to each restricted stock grant, the amounts disclosed generally reflect the compensation cost that the Company recognized for financial accounting purposes in 2007 in accordance with SFAS 123(R). Generally, SFAS 123(R) requires the full grant-date fair value of a restricted stock award to be amortized and recognized as compensation cost over the service period that relates to the award. Grant-date fair value of each restricted stock award was determined by multiplying the number of restricted shares granted by the Company stock price on the date of grant.

[4]	Amounts disclosed in the Option Awards column relate to grants of stock options made under the 2005 Plan prior to 2007 (no option grants were made during 2007). With respect to each stock option grant, the amounts disclosed generally reflect the compensation cost that the Company recognized for financial accounting purposes in 2007 in accordance with SFAS 123(R). Generally, SFAS 123(R) requires the full grant-date fair value of a stock option award to be amortized and recognized as compensation cost over the service period that relates to the award. Grant-date fair value was determined using a generally accepted option valuation methodology referred to as the Black-Scholes option pricing model. The assumptions used in calculating the grant-date fair value of each stock option award are disclosed in the footnotes to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31. 2007.

[5]	Amounts disclosed in the Non-Equity Incentive Plan Compensation column represent amounts earned in 2007 under the Salaried Bonus Plan.

[6]	Amounts disclosed in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the actuarial increase in the present value of the NEO’s benefits under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements, and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Messrs. Ragot and Bridges are not participants in the Pension Plan. The Pension Plan is described in greater detail in the section of this proxy statement entitled “Pension Benefits.” The Company does not maintain a non-qualified deferred compensation plan or a supplemental pension plan (sometimes called a “SERP”). The reduction in the actuarial present value of Mr. Carroll’s benefits under the Pension Plan resulted primarily from an amount identified as an obligation of the Transportation Technologies Pension Plan for Mr. Carroll’s service prior to June 4, 1999.

[7]	See the following table for details regarding amounts disclosed in All Other Compensation column.
Other Compensation Table

					Automobile
					Allowance
			Housing,		and Travel		Vacation	Severance
		Country Club	Utilities and	Moving and	-Related	401(k)	Payment at	Payment at	Total All Other
Name		Dues[1]	Tax Gross-Up2	Relocation[3]	Payments[4]	Contribution[5]	Termination[6]	Termination[7]	Compensation
Mr. Ragot	2007	—	—	$68,524	$16,467	$11,300	—	—	$96,291
	2006	—	—	—	—	—	—	—	—

Mr. Bagby	2007	$12,128	$12,506	$24,041	—	$7,285	—	—	$55,960
	2006	$11,947	$19,910	—	—	$7,290	—	—	$39,147

Mr. Whalen	2007	—	—	—	—	$9,072	—	—	$9,072
	2006	—	—	—	—	$8,170	—	—	$8,170

Mr. Bridges	2007	—	$68,590	—	—	$13,174	—	—	$81,764
	2006	—	$53,115	—	—	$16,567	—	—	$69,682

Mr. Magolske	2007	—	—	—	$21,965	$9,000	—	—	$30,965
	2006	—	—	—	—	—	—	—	—

Mr. Carroll	2007	$1,939	$11,714	—	—	$9,000	$25,384	$2,000,000	$2,048,037
	2006	$7,921	$19,081	—	—	$8,800	—	—	$35,802

1.	Represents amounts reimbursed for country club membership dues.

2.	Represents incremental cost to the Company for providing temporary housing (i.e. annual lease payments) and for payment of utility bills related to temporary housing.

3.	Represents reimbursement of qualifying moving and relocation expenses.

4.	Represents payment of automobile allowance to NEO (Mr. Ragot was paid a monthly automobile allowance of $750 plus insurance and auto maintenance costs; Mr. Magolske was paid a monthly allowance of $500) and payments to Mr. Magolske related to airfare for international travel.

5.	Represents amount contributed by the Company on behalf of NEO to the 401(k) Plan.

6.	Represents payment of accrued vacation due to Mr. Carroll upon termination of his employment.

7.	Represents severance and guaranteed bonus payments made to Mr. Carroll in connection with termination of his employment.
Supplemental Narrative
     A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their employment agreements or other compensation plans maintained by the Company. The Company does not maintain an employment agreement with Mr. Bridges.

Employment Agreements for NEOs as of December 31, 2007
     Christian B. Ragot. On January 3, 2007, the Company entered into an employment agreement with Mr. Ragot under which he has served as the Company’s Chief Operating Officer since January 29, 2007 and began serving as President and Chief Executive Officer on April 30, 2007. Mr. Ragot has served as a member of the board of directors since January 29, 2007. Mr. Ragot’s employment agreement term commenced on January 29, 2007 and will expire on January 15, 2010, except that the agreement will remain in effect from year to year thereafter unless either party gives notice of its intention not to continue the agreement at least 90 days before the end of the then-current term, in which case the agreement will terminate as of December 31 of the year in which notice is given.
     Under the employment agreement, the Company paid Mr. Ragot an initial base salary of $500,000, which was increased to $550,000 on April 30, 2007. Mr. Ragot’s base salary is subject to annual review by the compensation committee. Mr. Ragot is eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. Initially, Mr. Ragot has the opportunity to receive a bonus payout of up to 120% of his base salary.
     To induce Mr. Ragot to sign the employment agreement, the Company agreed to pay Mr. Ragot a signing bonus of $320,000 (the “Signing Bonus”) and to award Mr. Ragot a grant of 40,000 shares of restricted stock (“Restricted Stock Award”). It was anticipated that as a result of Mr. Ragot terminating his employment with his former employer, the former employer would not pay Mr. Ragot an annual incentive bonus for the 2006 calendar year of $320,000 (“Foregone Bonus”) and a long-term incentive award that otherwise would have been payable on March 15, 2007 of $1,750,000 (“Foregone LTIP”). However, Mr. Ragot notified the chairman of the board’s compensation committee in writing that he had received the Foregone LTIP and the Company was not required to make that payment. Mr. Ragot’s Restricted Stock Award was made in accordance with and subject to the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan. The Restricted Stock Award vests in three equal annual installments beginning on January 29, 2008 and would become fully vested upon a change in control. The Signing Bonus was also paid, in part, to reimburse Mr. Ragot for the loss of the Foregone Bonus.
     The Company has reimbursed Mr. Ragot’s reasonable moving expenses in relocating to Chicago, Illinois. The Company provides Mr. Ragot with the use of an automobile with lease payments of no more than $750 per month plus auto insurance and maintenance expenses throughout the term of his employment. Mr. Ragot is entitled to participate in any employee benefit plan made available by the Company to its executive employees at any time during his employment. Mr. Ragot is also entitled to certain termination and change-in-control benefits under the employment agreement (these termination and change-in-control benefits are described in the section of the proxy entitled “Potential Payments Upon Termination or Change in Control”).
     Edward J. Whalen. Mr. Whalen’s employment agreement, dated as of December 20, 2004, provides for his employment as the Company’s Senior Vice President, Marketing and Sales for an initial term of three years, which automatically extends for one-year periods until terminated prior to the end of the current term by either party upon 90 days’ notice. Upon a “change in control,” as defined in the agreement, the agreement will automatically extend to until the later of the second anniversary of such change in control or, if such change in control was caused by stockholder approval of a merger or consolidation, the second anniversary of such merger or consolidation. The employment agreement provides that Mr. Whalen’s base salary is subject to annual review by the compensation committee. During 2007, Mr. Whalen’s annual base salary was $300,000. Mr. Whalen also is entitled under the agreement to participate in all management incentive plans, and to receive all benefits under any employee benefit plan, arrangement or perquisite made available to executive employees. Mr. Whalen is entitled under the agreement to paid vacation in each calendar year, in accordance with the Company’s vacation policy. Mr. Whalen is entitled to certain termination and change-in-control benefits under the employment agreement including a tax gross-up for any amount that we pay or distribute to him, whether under his employment agreement or otherwise, that is determined to be an “excess parachute payment” under the Code (these termination and change-in-control benefits are described in the section of the proxy entitled “Potential Payments Upon Termination or Change in Control”).
     Kevin P. Bagby. Mr. Bagby’s employment agreement, dated as of November 22, 2004, as amended, provides for his employment as the Company’s Vice President, Finance, Chief Financial Officer and Treasurer, without any employment term, as an “at will” employee. Mr. Bagby’s base salary is subject to annual review by the compensation committee. During 2007, Mr. Bagby’s annual base salary was $315,000. Mr. Bagby is also entitled under the agreement to participate in the Company’s Salaried Bonus Plan. Mr. Bagby is entitled under the agreement to participate in and receive all benefits under the Company’s employee benefit plans. Mr. Bagby is further entitled under the agreement to three weeks of vacation per year, subject to increase in accordance with standard Company practice, in addition to housing reimbursement and a country club membership paid for by the Company.
     Charles J. Magolske. Mr. Magolske’s employment agreement, dated as of May 1, 2007, provides for his employment as the Company’s Vice President, Business Development and Strategy for an initial term of three years, which automatically extends for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice. Upon a “Change in Control” (as defined in his employment agreement), the agreement will automatically be extended to at least the second anniversary of such Change in Control. Under the employment agreement, Mr. Magolske’s initial base salary was $220,000, which was increased to $228,800 on December 1, 2007. Mr. Magolske’s base salary is subject to annual review by the compensation committee. Mr. Magolske also is entitled under the agreement to participate in all management incentive plans, and to receive all benefits under any employee benefit plan or arrangement, vacation policy, or perquisite made available to executive employees. Mr. Magolske is entitled to certain termination and change-in-control benefits under the employment agreement (these termination and change-in-control benefits are described in the section of the proxy entitled “Potential Payments Upon Termination or Change in Control”).
2005 Long Term Incentive Plan
     The Company adopted the 2005 Long Term Incentive Plan in April 2005, effective upon the closing of our initial public offering on April 11, 2005. Under the Company’s 2005 Long Term Incentive Plan, the Company may grant to NEOs and other eligible employees stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards. (Further details of the Long Term Incentive Plan are provided in the section of this proxy statement entitled “Proposal 2 – Approval of an Amendment to the FreightCar America, Inc. 2005 Long Term Incentive Plan.”)
Salaried Bonus Plan
     When the Company acquired its freight car business from TTII in 1999, it assumed the Johnstown America Corporation Management Incentive Plan, which provides additional compensation to participants based on our achievement of certain financial objectives. In 2006, we replaced the Johnstown America Corporation Management Incentive Plan with the Salaried Bonus Plan. The Salaried Bonus Plan is intended to assist the Company in attracting and retaining highly qualified personnel, encourage and stimulate superior performance by such personnel on our behalf and recognize the level of an individual’s position to influence Company results. Bonus awards are based, in part, on the Company’s RONA and the financial targets determined by the CEO and the board of directors. The Salaried Bonus Plan is open to all salaried personnel selected by the CEO and confirmed by the compensation committee. Generally, participants in the Salaried Bonus Plan must be actively employed by the Company on the payment date to receive a bonus award. Participants are entitled to receive a partial bonus award in certain circumstances. As noted above, the Salaried Bonus Plan was terminated at the conclusion of 2007.

Grants of Plan-Based Awards for the Year Ended December 31, 2007

								All Other	All Other
								Stock	Option		Grant
		Estimated Future Payouts Under						Awards:	Awards:	Exercise	Date Fair
		Non-Equity Incentive Plan			Estimated Future Payouts Under			Number of	Number of	or Base	Value of
		Awards[1]			Equity Incentive Plan Awards			Shares or	Securities	Price of	Stock and
		Thres-		Max-	Thres-		Max-	Units of	Underlying	Option	Option
		hold	Target	imum	hold	Target	imum	Stock[2]	Options	Awards	Awards[3]
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Christian B. Ragot	1/3/07	$99,487	$397,949	$596,923	—	—	—	—	—	—	—
	1/29/07	—	—	—	—	—	—	40,000	—	—	$2,245,600

Kevin P. Bagby	1/1/07	$29,542	$118,167	$177,250	—	—	—	—	—	—	—
	1/25/07	—	—	—	—	—	—	5,000	—	—	$275,600

Edward J. Whalen	1/1/07	$30,000	$120,000	$180,000	—	—	—	—	—	—	—
	1/25/07	—	—	—	—	—	—	7,000	—	—	$385,840

Kenneth D. Bridges	1/1/07	$24,453	$97,813	$146,720	—	—	—	—	—	—	—

Charles J. Magolske	1/1/07	$21,140	$84,560	$126,840	—	—	—	—	—	—	—
	5/1/07	—	—	—	—	—	—	5,000	—	—	$242,250

John E. Carroll, Jr.4	1/1/07	—	—	—	—	—	—	—	—	—	—

[1]	Represents estimated payouts under the Company’s Salaried Bonus Plan.

[2]	Represents restricted stock awards made under the Company’s 2005 Long Term Incentive Plan.

[3]	Represents grant date “fair value” of restricted stock award computed in accordance with SFAS 123(R).

[4]	The Company entered into a termination agreement with Mr. Carroll, dated October 31, 2006, which provides for the payment of a bonus to Mr. Carroll equal to the greater of (i) $500,000 or (ii) one percent of the Company’s operating earnings before taxes, interest, depreciation and amortization for the quarter ending March 31, 2007.

Outstanding Equity Awards at December 31, 2007

Option Awards					Stock Awards
	Number of	Number of			Number of
	Securities	Securities			Shares or	Market Value
	Underlying	Underlying			Units of	of Shares or
	Unexercised	Unexercised	Option		Stock That	Units of Stock
	Options	Options	Exercise	Option	Have Not	That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested
Name	Exercisable	Unexercisable[1]	($)	Date	(#)	($)[2]
Christian B. Ragot	—	—	—	—	13,333	$466,655
	—	—	—	—	13,333	$466,655
	—	—	—	—	13,334	$466,690

Kevin P. Bagby	—	21,987	$19.00	4/11/15	—	—
	—	—	—	—	5,000	$175,000

Edward J. Whalen	—	32,980	$19.00	4/11/15	—	—
	—	—	—	—	7,000	$245,000

Kenneth D. Bridges	—	—	—	—	1,834	$64,190

Charles J. Magolske	—	—	—	—	1,834	$64,190
	—	—	—	—	1,666	$58,310
	—	—	—	—	1,667	$58,345
					1,667	$58,345

[1]	Nonvested option awards are disclosed in the table as unexercisable.

[2]	Market value of unvested shares of restricted stock based on market closing price of the Company’s common stock on the Nasdaq Global Market of $35.00 on December 31, 2007.

Option Exercises and Stock Vested for the Year Ended December 31, 2007

	Option Awards
	Number of		Stock Awards
	Shares		Number of
	Acquired on		Shares
	Exercise	Value Realized	Acquired on	Value Realized
Name	(#)	on Exercise ($)	Vesting (#)[1]	on Vesting ($)
Christian B. Ragot	—	—	—	—
Kevin P. Bagby	21,988	$667,116	—	—
Edward J. Whalen	32,981	$977,033	—	—
Kenneth D. Bridges	—	—	1,833	$89,178
Charles J. Magolske	—	—	1,833	$89,178
John E. Carroll, Jr.	54,968	$1,548,723	—	—
Pension Benefits at December 31, 2007

			Present Value of
		Number of Years	Accumulated	Payments During Last
Name	Plan	Credited Service[2]	Benefit[3]	Fiscal Year
(a)	Name[1]	(#)	($)	($)
Christian B. Ragot [5]	—	—	—	—
Kevin P. Bagby [4]	JAC Nonrepresented Salaried Pension Plan	3.2	$64,061	—
Edward J. Whalen [4]	JAC Nonrepresented Salaried Pension Plan	16.0	$441,608	—
Kenneth D. Bridges [5]	—	—	—	—
Charles J. Magolske [4]	JAC Nonrepresented Salaried Pension Plan	6.0	$57,366	—
John E. Carroll, Jr. [4]	JAC Nonrepresented Salaried Pension Plan	8.7	$269,139	—

[1]	The Company does not maintain a non-qualified or supplemental pension plan that provides benefits in excess of the limitations set forth in Section 415 and Section 401(a)(17) of the Code.

[2]	Years of credited service as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements. The number of years shown is the actual service for each of the executives. The Company does not give credit for additional years of service.

[3]	The actuarial present value calculated as of the same pension plan measurement date used for financial statement reporting purposes with respect to the fiscal year’s audited financial statements, as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

[4]	Messrs. Carroll, Magolske and Whalen are fully vested in their accrued benefits under the Pension Plan. Mr. Bagby is currently zero percent vested. He will become vested only after completing five years of credited service with the Company.

[5]	Mr. Bridges is not eligible to participate in the Pension Plan because he is employed by our subsidiary Freight Car Services, Inc., and Mr. Ragot is not eligible to participate in the Pension Plan because he was hired after 2004.
     Supplemental Narrative
     The Company maintains the Johnstown America Corporation Salaried Pension Plan (the “Pension Plan”) for the benefit of its eligible salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan. Benefits provided under the Pension Plan are limited by Section 415 and Section 401(a)(17) of the Code.

Section 415 limits the benefit amount payable from the plan based on the pensioner’s service, pay, and a dollar amount cap that is indexed. Section 401(a)(17) limits the pensionable earnings that may be used to determine the pension benefit amount. All salaried employees of Johnstown America Corporation and JAC Operations, Inc. hired prior to January 1, 2005 who are not members of any collective bargaining unit and who have attained age 21 and completed at least one year of service with the Company are eligible to participate in the Pension Plan. A participant must complete at least five years of service with the Company to be vested. Eligibility for normal retirement is at age 65.
     Subject to the Code limits noted above, the Pension Plan’s normal retirement payment and benefit formula is the maximum of (a), (b) and (c), minus (d) and (e), as follows:
(a)	1.35% times average monthly earnings times years of service (defined as: highest 60 consecutive months of earnings out of last 120 months divided by 60). Earnings are defined as the participant’s W-2 pay plus Section 401(k) and Section 125 deferrals, minus bonus, overtime, expense reimbursements, moving expenses, salary gross-up payments, and imputed income. Service is determined as elapsed time measured on years and months since last hiring date, and includes service with Bethlehem Steel Corporation. For active participants with 25 years of service on November 1, 1991, an extra month of service is credited for every month of service earned between November 1, 1991 and October 31, 1994.

(b)	($40.00 times years of service before May 2005) plus ($50.00 times years of service after April 2005).

(c)	1.05 times (1.60% of average monthly earnings times years of service) minus (0.475% of Social Security covered compensation times years of service (maximum 35 years)). Covered compensation offset begins at age 62.

(d)	Accrued monthly benefit from Bethlehem Steel Corporation Pension Plans for service prior to October 28, 1991.

(e)	Accrued monthly benefit from Transportation Technologies Pension Plans for service prior to June 4, 1999.
     The Pension Plan also provides a special payment for early and normal retirees with at least 10 years of service with the Company (and replaces the first 3 monthly pension benefit payments) as follows: 9 weeks of base pay plus remaining unused vacation in the year of retirement.
     Eligibility for early unreduced retirement is at age 62 and 15 years of service, or at any age with 30 years of service. A participant can take early reduced retirement after age 60 with 15 years of service, subject to a reduction for early commencement of 16.18% at age 60 and 8.55% at age 61. Mr. Carroll became eligible for normal retirement in February 2007.
     The normal form of benefit is a life annuity. If the participant is married and receives payments in the form of a joint and survivor annuity, or otherwise elects another form of benefit under the Pension Plan, the amount of monthly benefits payable to the participant would be reduced to reflect the actuarially increased cost of providing such other benefit forms.
Nonqualified Deferred Compensation for the Year Ended December 31, 2007
The Company does not make available a non-qualified deferred compensation plan for its NEOs or other employees.
Potential Payments Upon Termination or Change in Control
     This section describes and quantifies potential payments that may be made to each NEO at, following, or in connection with the resignation, severance, retirement, or other termination of the NEO or a change of control of the Company. These benefits are in addition to benefits generally available to salaried employees.

     The potential payments described below are estimates only. As such, the potential payments do not necessarily reflect the actual amounts that would be paid to each NEO, which would only be known at the time the NEO becomes eligible for payment due to a termination of employment or change in control. The following tables reflect potential amounts that could be payable to each NEO if a change in control or the indicated termination of employment occurred at December 31, 2007.
     Mr. Carroll
     Mr. Carroll’s employment agreement with the Company terminated on December 31, 2006, and was replaced by a termination agreement providing for Mr. Carroll’s continued employment through April 30, 2007. Mr. Carroll terminated his employment with the Company effective May 1, 2007 and received the following payments and benefits due to his termination:
•	Cash severance payment equal to $1,500,000; and

•	Lifetime coverage under the Company’s medical insurance plan for both Mr. Carroll and his spouse.
Mr. Carroll agreed to be subject to a non-compete agreement under which he has agreed not to compete with the Company anywhere in North America for a two-year period starting on April 30, 2007.
     Mr. Ragot
     If the Company terminates Mr. Ragot’s employment without Cause (as defined in the employment agreement) or Mr. Ragot terminates his employment for Good Reason (as defined in the employment agreement) following a Change in Control (as defined in the employment agreement), or if the Company fails to renew Mr. Ragot’s employment agreement, then the Company will provide the following payments and benefits to Mr. Ragot: (i) base salary for 24 months (or 12 months in the case of a non-renewal of the employment agreement) following the date of termination; (ii) two payments to Mr. Ragot (one in the case of a non-renewal of the employment agreement), each equal to the greater of (a) Mr. Ragot’s “target” bonus for the year of termination or (b) the bonus paid to Mr. Ragot for the year prior to the year of termination, with the first payment made on the first March 15 following the termination of Mr. Ragot’s employment and the second payment made on the second March 15 following the termination of Mr. Ragot’s employment; and (iii) continued participation in the Company’s group health benefit plan by Mr. Ragot and such members of his family who participated in the group health plan at the time of his employment’s termination, for a period of 24 months (or 12 months in the case of a non-renewal of the employment agreement), at the same costs and coverage levels as applicable to active employees of the Company.
     Mr. Ragot has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-compete restrictions that apply for two years following termination of his employment (except that if Mr. Ragot’s employment agreement were not renewed by the Company, then such non-solicitation and non-compete restrictions would not apply).
     Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his restricted stock agreement, Mr. Ragot’s non-vested restricted shares would become fully vested upon a “Change in Control,” the Company’s termination of Mr. Ragot’s employment without “Cause” or termination by Mr. Ragot for “Good Reason” (each as defined under the 2005 Long Term Incentive Plan or Mr. Ragot’s restricted stock agreement, as applicable).
     Summarized below are the potential payments and benefits payable by the Company to Mr. Ragot at, following, or in connection with the indicated termination of employment or change in control as of December 31, 2007:

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL — MR. RAGOT

Executive Benefits		Change in	Change in		Company’s
and Payments Upon		Control –	Control –		Non–
Change in Control or	Change in	Termination	Termination		renewal of
Termination of	Control – No	without	for Good	Termination	the
Employment	Termination	Cause	Reason	without Cause	Agreement	Death	Disability
Compensation:
Base Salary	—	$1,100,000	$1,100,000	$1,100,000	$550,000	—	—
Incentive Compensation	—	$1,280,000	$1,280,000	$1,280,000	$640,000	—	—
Restricted Stock Unvested and Accelerated [1]	$1,400,000	$1,400,000	$1,400,000	$1,400,000	—	—	—

Benefits and Perquisites:
Continuing benefits	—	$25,601	$25,601	$25,601	$12,801	—	—
Total:	$1,400,000	$3,805,601	$3,805,601	$3,805,601	$1,202,801	—	—

1	In the event of a Change in Control, Mr. Ragot becomes fully vested in his outstanding stock options.
     Mr. Whalen
     Mr. Whalen’s employment agreement, dated as of December 20, 2004, provides for his employment as the Company’s Senior Vice President, Marketing and Sales for an initial term of three years, which automatically extends for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice. Upon a “Change in Control” (as defined in his employment agreement), the agreement will automatically extend until the later of the second anniversary of such Change in Control or, if such Change in Control was caused by the stockholder approval of a merger or consolidation, the second anniversary of such merger or consolidation.
     In the event that the Company terminates Mr. Whalen’s employment in breach of Mr. Whalen’s agreement (generally, this would occur if the Company terminates Mr. Whalen’s employment without “Cause” as defined in his employment agreement) or Mr. Whalen terminates his employment for “Good Reason” (as defined in his employment agreement), the Company will: (a) pay him a lump sum equal to three times the sum of (1) his annual base salary then in effect and (2) his annual bonus (calculated as the greatest of (i) the guaranteed annual bonus (if any) with respect to the fiscal year in which termination occurs, (ii) the target annual bonus for the fiscal year in which termination occurs, (iii) the annual bonus for the fiscal year immediately prior to the fiscal year in which termination occurs, or (iv) the average of the annual bonus payments for the three fiscal years immediately prior to the fiscal year in which termination occurs); (b) pay a lump sum, in cash, a pro-rated bonus amount based on the target annual bonus set for the fiscal year of termination; and (c) continue his participation in the Company’s employee welfare benefit plans and programs for three years at no cost to Mr. Whalen.
     Unless the Company terminates Mr. Whalen’s employment for “Cause” (as defined in his employment agreement), the Company must continue to make available to Mr. Whalen after his termination of employment coverage under the Company’s medical insurance plan until he is eligible for Medicare, so long as he pays the full cost of the coverage at the then applicable COBRA rate.
     Mr. Whalen’s employment agreement also provides for a tax gross-up for any amount that we pay or distribute to him, whether under the employment agreement or otherwise, that is determined to be an “excess parachute payment” under the Code.
     The agreement requires Mr. Whalen to abide by perpetual restrictive covenants relating to non-disclosure of confidential information, as well as restrictive covenants relating to non-competition and non-solicitation for one or two years following termination of employment, depending on the basis for the termination.
     Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his stock option and restricted stock agreements, Mr. Whalen’s outstanding non-vested options and non-vested restricted shares would become fully vested upon a “Change in Control,” the Company’s termination of Mr. Whalen’s employment without

“Cause” or termination by Mr. Whalen for “Good Reason” (each as defined under the FreightCar America, Inc. 2005 Long Term Incentive Plan or Mr. Whalen’s stock option or restricted stock agreements, as applicable).
     Summarized below are the potential payments and benefits payable by the Company to Mr. Whalen at, following, or in connection with the indicated terminations of employment or change in control as of December 31, 2007:
POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL — MR. WHALEN

			Change in
Executive Benefits and		Change in	Control –	Termination
Payments Upon Change in	Change in	Control –	Termination	without Cause
Control or Termination of	Control – No	Termination	for Good	or for Good
Employment	Termination[1]	without Cause[2]	Reason[2]	Reason[2]	Death	Disability
Compensation:
Base Salary	—	$900,000	$900,000	$900,000	—	—
Incentive Compensation	—	$720,000	$720,000	$720,000	—	—
Restricted Stock: Unvested and Accelerated [1]	$245,000	$245,000	$245,000	$245,000	—	—
Stock Options: Unvested and Accelerated	$527,680	$527,680	$527,680	$527,680
Tax Gross-up Payments[3]	—	—	—	—	—	—

Benefits and Perquisites:
Continuing Benefits[4]	—	$22,673	$22,673	$22,673	—	—

Total:	$772,680	$2,415,353	$2,415,353	$2,415,353	—	—

[1]	In the event of a Change in Control (as defined in his employment agreement), termination by the Company without cause or in the event that Mr. Whalen terminates his employment for “Good Reason” (as defined in his stock option agreement and restricted stock agreement, as applicable), Mr. Whalen becomes fully vested in his outstanding stock options and restricted stock awards. No other amounts would be paid upon a Change in Control absent a termination of employment.

[2]	In the event that the Company terminates Mr. Whalen’s employment without Cause or if he terminates his employment for “Good Reason,” before or after a Change in Control (each as defined in his employment agreement), the Company will pay the severance and benefits described in the narrative above.

[3]	Mr. Whalen’s employment agreement also provides for a tax gross-up for any amount that we pay or distribute to him, whether under the employment agreement or otherwise, that is determined to be an “excess parachute payment” under the Code. In determining whether an excess parachute payment would require a gross-up payment, amounts were calculated in the manner provided by Section 280G of the Code based, in part, on the conservative assumption that the restrictive covenants in the employment agreement had no value, which otherwise could substantially reduce the amount of the “parachute payments” and the related gross-up payment.

[4]	In the event the Company terminates Mr. Whalen without “Cause” or if he terminates his employment agreement for “Good Reason” (each as defined in his employment agreement), the Company at its own cost will continue the participation of Mr. Whalen for three years in all medical, life and other welfare benefit plans and programs in which Mr. Whalen was entitled to participate in immediately prior to termination.
     Mr. Bagby
     Mr. Bagby’s employment agreement, dated November 22, 2004, as amended, provides for his employment as the Company’s Vice President, Finance, Chief Financial Officer, Treasurer and Secretary, without any employment term, as an “at will” employee. If we terminate Mr. Bagby’s employment agreement without “Cause”

(as defined in his employment agreement) at any time, he will be entitled to receive 24 months of his base salary and continuation of his employee benefits for a period of 24 months. Mr. Bagby’s employment agreement does not provide for any additional benefits upon a change in control or upon any termination of employment other than termination without “Cause,” including any voluntary termination, a termination of employment due to retirement, for Cause termination or termination due to death or disability.
     Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his stock option and restricted stock agreements, Mr. Bagby’s outstanding non-vested options and non-vested restricted shares would become fully vested upon a “Change in Control” or termination by the Company without “Cause” (as defined under the FreightCar America, Inc. 2005 Long Term Incentive Plan or Mr. Bagby’s stock option or restricted stock agreements, as applicable).
     Mr. Bagby has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-compete restrictions that apply for one year following his termination of employment.
     Summarized below are the potential payments and benefits payable by the Company to Mr. Bagby at, following, or in connection with the indicated termination of employment or change in control as of December 31, 2007:
POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL — MR. BAGBY

		Change in	Chage in
Executive Benefits and		Control –	Control –
Payments Upon Change in	Change in	Termination	Termination	Termination
Control or Termination of	Control – No	without	for Good	without
Employment	Termination[1]	Cause[2]	Reason[2]	Cause[2]	Death	Disability
Compensation:
Base Salary[1]	—	$630,000	—	$630,000	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock: Unvested and Accelerated [2]	$175,000	$175,000	$175,000	$175,000	—	—
Stock Options: Unvested and Accelerated	$351,792	$351,792	$351,792	$351,792

Benefits and Perquisites:
Continuing benefits[1]	—	$50,733	—	$50,733	—	—
Total:	$526,792	$1,207,525	$526,792	$1,207,525	—	—

[1]	In the event that Mr. Bagby is terminated without Cause, he would be entitled to receive continuation of his base salary and continuation of benefits for 24 months.

[2]	Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his stock option agreement and restricted stock agreement, as applicable, Mr. Bagby’s outstanding stock options and restricted stock awards become fully vested upon a Change in Control or termination by the Company without Cause.
     Mr. Bridges
     Mr. Bridges does not have an employment agreement with the Company and is not covered under any severance arrangement.
     Under the terms of Mr. Bridges retention agreement with the Company, Mr. Bridges would receive a $200,000 retention bonus upon the Company’s termination of Mr. Bridges’ employment without “Cause” or Mr. Bridges voluntary termination for “Good Reason” (as defined under the retention agreement).

     Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his restricted stock agreement, Mr. Bridges’ non-vested restricted stock would become fully vested upon a “Change in Control” (as defined under the FreightCar America, Inc. 2005 Long Term Incentive Plan).
     Summarized below are the potential payments and benefits payable by the Company to Mr. Bridges at, following, or in connection with the indicated termination of employment or change in control as of December 31, 2007:
POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL — MR. BRIDGES

		Change in	Change in
Executive Benefits and		Control –	Control –
Payments Upon Change in	Change in	Termination	Termination	Termination
Control or Termination of	Control – No	without	for Good	without
Employment	Termination	Cause	Reason	Cause	Death	Disability
Compensation:
Base Salary	—	—	—	$200,000	—	—
Incentive Compensation	—	—	—	—	—	—
Restricted Stock: Unvested and Accelerated[1]	$64,190	$64,190	$64,190	—	—	—

Total:	$64,190	$64,190	$64,190	$200,000	—	—

[1]	Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan, Mr. Bridges’ outstanding shares of restricted stock become fully vested upon a Change in Control.
     Mr. Magolske
     Mr. Magolske’s employment agreement, dated as of May 1, 2007, provides for his employment as the Company’s Vice President — Business Development and Strategy for an initial term of three years, which automatically extends for one-year periods until terminated prior to the end of the term by either party upon 90 days’ notice. Upon a “Change in Control” (as defined in his employment agreement), the agreement will automatically be extended to at least the second anniversary of such Change in Control.
     If the Company terminates Mr. Magolske’s employment without Cause, or Mr. Magolske terminates his employment for Good Reason following a Change in Control (each as defined in his employment agreement), then the Company will provide the following payments and benefits to Mr. Magolske: (i) base salary for 12 months following the date of termination; (ii) one payment equal to Mr. Magolske’s “target” bonus for the year of termination; and (iii) continued participation in the Company’s group health benefit plan by Mr. Magolske and such members of his family who participated in the group health plan at the time of his termination, for a period of 12 months.
     Mr. Magolske has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for one year following termination of employment.
     Under the terms of the FreightCar America, Inc. 2005 Long Term Incentive Plan and his restricted stock agreement, Mr. Magolske’s outstanding nonvested restricted shares would become fully vested upon a “Change in Control,” the Company’s termination of Mr. Magolske’s employment without “Cause” or Mr. Magolske’s voluntary termination for “Good Reason” (each as defined under the FreightCar America, Inc. 2005 Long Term Incentive Plan or Mr. Magolske’s restricted stock agreement, as applicable).
     Summarized below are the potential payments and benefits payable by the Company to Mr. Magolske at, following, or in connection with the indicated termination of employment or change in control as of December 31, 2007:

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL — MR. MAGOLSKE

			Change in
Executive Benefits and		Change in	Control –	Termination
Payments Upon Change in	Change in	Control –	Termination	without Cause
Control or Termination of	Control – No	Termination	for Good	or for Good
Employment	Termination[1]	without Cause[1]	Reason[1]	Reason[2]	Death	Disability
Compensation:
Base Salary		$228,800	$228,800	$228,800	—	—
Incentive Compensation	—	$91,520	$91,520	$91,520	—	—
Restricted Stock: Unvested and Accelerated [1]	$239,190	$239,190	$239,190	$239,190	—	—

Benefits and Perquisites:
Continuing Benefits[3]	—	$12,801	$12,801	$12,801	—	—

Total:	$239,190	$572,311	$572,311	$572,311	—	—

[1]	In the event of a Change in Control, Mr. Magolske becomes fully vested in his outstanding restricted stock awards.

[2]	In the event that the Company terminates Mr. Magolske employment without Cause or if he terminates his employment for “Good Reason,” before or after a Change in Control, the Company will pay the severance and benefits described in the narrative above.

[3]	In the event the Company terminates Mr. Magolske without “Cause” or if he terminates his employment agreement for “Good Reason,” the Company at its own cost will continue the participation of Mr. Magolske for one year in all medical benefit plans and programs in which Mr. Magolske was entitled to participate in immediately prior to termination.
Compensation Committee Report
     The Compensation Committee of the Board (the “Committee”) has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with the Company’s management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2007.

Thomas A. Madden, Chairman William D. Gehl Robert N. Tidball

DIRECTOR COMPENSATION FOR YEAR ENDED DECEMBER 31, 2007

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)[1]	($)[2]	($)	($)
James D. Cirar	$53,000	$37,499	$50,000 [3]	$140,499

Thomas M. Fitzpatrick	$105,308	$37,499	—	$142,807

William D. Gehl	$38,750	$28,134	—	$66,884

Thomas A. Madden	$70,942	$37,499	—	$108,441

S. Carl Soderstrom, Jr.	$73,000	$37,499	—	$110,499

Robert N. Tidball	$82,000	$37,499	—	$119,499

1	Includes the following annual retainer fees, board of directors and committee meeting attendance fees, and committee chairmanship fees:

	Mr. Cirar	Mr. Fitzpatrick	Mr. Gehl	Mr. Madden	Mr. Soderstrom	Mr. Tidball
Retainer	$30,000	$30,000	$18,750	$30,000	$30,000	$30,000

Chairmanship	$5,000	$52,308	—	$3,942	$15,000	$5,000

Attendance	$18,000	$23,000	$20,000	$37,000	$28,000	$47,000

Total	$53,000	$105,308	$38,750	$70,942	$73,000	$82,000

[2]	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with SFAS 123(R) based on the grant date fair value of the award using the average of the high and low stock trading prices for the Company’s common stock as reported by the Nasdaq Global Market.

[3]	Mr. Cirar received $50,000 in 2007 pursuant to a consulting agreement with the Company.
     The grant date fair value of stock awards made to directors in 2007 and the aggregate holdings of stock awards at December 31, 2007 are as follows:

	Grant Date Fair	Aggregate
	Value of 2007	Holdings of Stock
Director	Awards	Awards
James D. Cirar	$45,015	1,852 shares
Thomas M. Fitzpatrick	$45,015	1,468 shares
William D. Gehl	$45,015	990 shares
Thomas A. Madden	$45,015	1,468 shares
S. Carl Soderstrom, Jr.	$45,015	1,852 shares
Robert N. Tidball	$45,015	1,852 shares

     General Description of Director Compensation
     We reimburse directors for expenses incurred in connection with attendance at board or committee meetings. We compensate each of our independent directors as follows: $30,000 as an annual retainer; $1,000 for board meeting attendance; $1,000 for committee meeting attendance; $15,000 annual compensation for the chairperson of the audit committee; $5,000 annual compensation for the chairperson of any other committee; and an annual restricted stock award of $45,000. The annual fee for the non-executive Chairman of the Board is $65,000. We also have adopted customary expense reimbursement and related policies for all directors. The Company does not provide any incentive based non-equity compensation to directors and does not maintain a defined benefit or actuarial pension plan or a deferred compensation plan for directors.
     Fees earned by Messrs. Fitzpatrick and Madden represent partial-year amounts for their appointments to the non-executive chairmanship and compensation committee chair positions, respectively, on March 15, 2007. Fees earned by Mr. Gehl also represent partial-year amounts in that he joined the board as a director on May 15, 2007.
     Stock Ownership Requirements
     The board of directors expects that each non-executive director will maintain Company stock holdings at least equal to the aggregate number of shares (including options or shares granted but not vested) that the Company has awarded to the non-executive director during the three-year period ending on any given date of determination. The director may reduce the amount of stock holdings by the number of shares the director has applied directly to the payments of taxes on such awards. Company stock holdings that count towards meeting ownership requirements include: (a) shares owned outright or in trust; and (b) stock options, restricted stock or restricted stock units, including options or shares granted but not vested. If a director consistently fails to comply with the stock ownership requirements, the compensation committee will take such actions as it deems appropriate, including, but not limited to allocating an additional amount of the director’s annual compensation to the purchase of stock in accordance with the program or reducing future equity compensation awards.
     Registration Rights Agreement
     We entered into a registration rights agreement, dated as of April 11, 2005, with substantially all of our stockholders as of immediately prior to the completion of our initial public offering. The stockholders that are party to the registration rights agreement had the right to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended, at any time. The selling stockholders in our secondary offering exercised their demand registration rights to require us, subject to certain terms and conditions, to register their shares of our common stock under the Securities Act of 1933, as amended. We and certain of our stockholders remain party to the registration rights agreement.
     Consulting agreement with James D. Cirar
     In June 1999, we and certain of our subsidiaries entered into a consulting agreement with James D. Cirar, one of our directors, which provides that Mr. Cirar will provide the Company with consulting services on all matters relating to our business and that of our subsidiaries and will serve as a member of our board of directors. The agreement provides for a consulting fee of $50,000 per year. We amended the consulting agreement to provide for termination of the agreement following our payment to Mr. Cirar of $50,000 per year in the three years following the completion of our initial public offering. The amendment to the consulting agreement also provides that, upon any sale of the Company to a third party following the completion of our initial public offering, the agreement will terminate and we will be obligated to pay Mr. Cirar $150,000, net of any amounts paid to him as consulting fees between the completion of the initial public offering and the termination date.

EQUITY COMPENSATION PLANS
     This table contains information as of December 31, 2007 about FreightCar America’s equity compensation plans, all of which have been approved by FreightCar America’s stockholders.

Number of common shares
available for future issuance
	Number of common shares		Weighted-average exercise		under equity compensation
	to be issued upon exercise		price of outstanding		plans (excluding common
	of outstanding options,		options, warrants and		shares reflected in the first
	warrants and rights		rights		column)
Equity compensation plans approved by shareholders	147,821	(1)	$23.76	(2)	265,627	(3)
Equity compensation plans not approved by shareholders	-0-		N/A		-0-

Total	147,821		$23.76		265,627

1	Includes an aggregate of 82,853 restricted shares that are not vested as of December 31, 2007.

2	Weighted-average exercise price of outstanding options excludes restricted shares.

3	Represents shares of common stock authorized for issuance under the 2005 Long Term Incentive Plan in connection with awards of stock options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards.
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT
Fees Billed by Independent Registered Public Accounting Firm
     The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.
     From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits require specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.
     The following table presents fees for audit services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte entities”) for the audit of our annual financial statements for the fiscal years ended December 31, 2007 and 2006, and fees billed for other services rendered by the Deloitte entities during those periods.

	Fiscal Year Ended	Fiscal Year Ended
Fees	December 31, 2007	December 31, 2006
Audit Fees[1]	$827,072	$950,235
Audit-Related Fees[2]	88,995	58,368
Tax Fees[3]	—	—

Total	$916,067	$1,008,603

[1]	Audit Fees include fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, and other related services that are normally provided in connection with statutory and regulatory filings. For the year ended December 31, 2006, the amount includes fees of $8,890 relating to the review of our Form S-8 registration statement.

[2]	Audit-Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our annual consolidated financial statements and not reported under “Audit Fees.” For 2007, Audit-Related Fees include fees for employee benefit plan audits and fees related to implementation of new accounting pronouncements. For 2006, Audit-Related Fees include fees for Sarbanes-Oxley Act, Section 404 advisory services and employee benefit plan audits.

[3]	Tax Fees include fees billed or expected to be billed for services performed related to tax compliance, tax advice and tax planning. There were no Tax Fees billed or expected to be billed in 2007 or 2006.
     During fiscal years 2007 and 2006, the audit committee pre-approved 100% of all audit-related, tax and other services provided to us by Deloitte & Touche LLP in accordance with the pre-approval policy described above pursuant to applicable laws and regulations.
Report of the Audit Committee
     The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.
     The Audit Committee is currently comprised of Messrs. Soderstrom, Tidball, Madden and Gehl. Our board of directors has determined that each member of the audit committee meets the independence requirements under the listing standards of the Nasdaq Global Market, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The committee operates under a written charter that was adopted by our board of directors.
     The committee oversees our accounting and financial reporting process on behalf of our board of directors. Management has the primary responsibility for the preparation of our financial statements and the disclosure and financial reporting process, including establishing a system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, the audited financial statements as of and for the year ended December 31, 2007. Deloitte & Touche LLP is responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.
     The committee has discussed and reviewed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which includes, among other things, matters related to the conduct of the audit of our financial statements. The committee has also received from Deloitte & Touche LLP the written disclosures and letters describing the relationships between Deloitte & Touche LLP and us that might bear on the independence of Deloitte & Touche LLP consistent with and required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Deloitte & Touche LLP its independence.
     In reliance on the reviews and discussions referred to above, the committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.
     Respectfully submitted by the Audit Committee,

S. Carl Soderstrom, Jr., Chairman Robert N. Tidball Thomas A. Madden William D. Gehl

2009 ANNUAL MEETING OF STOCKHOLDERS
     We expect that our 2009 annual meeting of stockholders will be held within 30 days of May 14, 2009, which will be the first anniversary of the upcoming annual meeting. Subject to certain exceptions set forth in our by-laws, proposals of stockholders intended for inclusion in the proxy statement for our 2009 annual meeting of stockholders must be received by our Secretary at our principal executive offices (currently at Two North Riverside Plaza, Suite 1250, Chicago, Illinois 60606) by February 13, 2009. If a stockholder intends to present a proposal at the 2009 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. Subject to certain exceptions set forth in our by-laws, these provisions require that such proposal must be received by our Secretary not earlier than January 16, 2009 and not later than February 13, 2009. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.
“HOUSEHOLDING” OF PROXY MATERIALS
     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.
     A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.
     Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, National City Bank, Corporate Trust Operations, Locator 5352, P.O. Box 92301, Cleveland, Ohio 44197-1200.

By Order of the Board of Directors FreightCar America, Inc.

/s/ Laurence M. Trusdell LAURENCE M. TRUSDELL General Counsel and Corporate Secretary

APPENDIX I
FREIGHTCAR AMERICA, INC.
2005 LONG TERM INCENTIVE PLAN
(Restated to incorporate all Amendments)
1. Purposes.
     The purposes of the 2005 Long Term Incentive Plan are to advance the interests of FreightCar America, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.
2. Definitions.
          For purposes of the Plan, the following terms shall be defined as set forth below:
          (a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.
          (b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.
          (c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.
          (d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
          (e) “Board” means the Board of Directors of the Company.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
          (g) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.
          (h) “Company” means FreightCar America, Inc., a corporation organized under the laws of Delaware, or any successor corporation.
          (i) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

          (j) “Dividend Equivalent” means a right, granted under Section 5(d), (e) or (g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis, subject to the provisions of Section 409A of the Code.
          (k) “Effective Date” means April 5, 2005.
          (l) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, consultant or Director, in connection with his or her hiring or retention prior to the date the employee, consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee, consultant or Director first performs such services.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.
          (n) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.
          (o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
          (p) “NQSO” means any Option that is not an ISO.
          (q) “Option” means a right, granted under Section 5(b), to purchase Shares.
          (r) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to and is valued by reference to Shares.
          (s) “Participant” means an Eligible Person who has been granted an Award under the Plan.
          (t) “Performance Share” means a performance share granted under Section 5(f).
          (u) “Performance Unit” means a performance unit granted under Section 5(f).
          (v) “Plan” means this 2005 Long Term Incentive Plan.
          (w) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.
          (x) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.
          (y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
          (z) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.
          (aa) “Shares” means common stock, $.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.
          (bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
          (cc) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate.
     3. Administration.
          (a) Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:
(i) to select Eligible Persons to whom Awards may be granted;
(ii) to designate Affiliates;
(iii) to determine the type or types of Awards to be granted to each Eligible Person;
     (iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
     (v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;
     (vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person, in all cases, subject to the provisions of Section 409A of the Code;
     (vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;
     (viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

     (ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;
     (x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;
     (xi) to interpret the Plan and specify any additional requirements as it deems necessary to comply with Section 409A of the Code;
     (xii) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and
     (xiii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
          (b) Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.
          (c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.
          (d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which provides that it is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.
          (e) Option and SAR Repricing. Except as provided in Section 4(c), the Committee shall not modify an outstanding Option or SAR so as to specify a lower exercise price (and will not cancel an Option or SAR and substitute for it an Options or SAR with a lower exercise price), without the approval of the Company’s shareholders. In addition, except as provided in Section 4(c), the Committee may not cancel an outstanding Option or SAR whose exercise price is equal to or greater than the current Fair Market Value of a Share in exchange for cash or substitute for it another Award without the prior approval of the Company’s stockholders.
4. Shares Subject to the Plan.
          (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 1,659,616. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, or if any Shares are delivered by attestation to, or withheld by, the Company in connection with the exercise of an Award or payment of taxes, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange, surrender, attestation or withholding shall again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.
          (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options or SARs that may be granted during any one calendar year to any one Eligible Person under this Plan shall be 800,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 800,000 Shares during any one calendar year to any one Eligible Person under this Plan. Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred to Eligible Persons as Incentive Stock Options is 1,659,616 Shares.
          (c) Stock Adjustments.
          (i) Adjustment of Awards Upon the Occurrence of Certain Events. In the event of any consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of Shares subject to the Plan and the number of Shares that may be made subject to Awards to any individual Participant as set forth in Sections 4(a) and 4(b), as well as the aggregate number of shares that may be made subject to any type of Award.
          (ii) Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option (or SAR) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option (or SAR) but with a corresponding adjustment in the exercise price per share or other unit of any security covered by such Option (or SAR).
          (iii) Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the exercise price per share of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
          (iv) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.
          (v) Adjustment Restrictions. If any such adjustment or substitution provided for in this Section 4(c) requires the approval of stockholders in order to enable the Company to grant ISOs, then no such adjustment or substitution of ISOs shall be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or

424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such ISO. No adjustment or substitution provided for in this Section 4(c) shall increase the amount of compensation payable under an Award to the extent such change would cause the Award to lose its qualification as ‘performance-based compensation’ for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.
          (vi) Fractional Shares and Notice. Fractional shares resulting from any adjustment in Awards pursuant to this Section 4(c) may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.
          (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.
5. Specific Terms of Awards.
          (a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.
          (b) Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:
          (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee; provided, however, that in no event may the exercise price per Share of an Option be less that the Fair Market Value of a Share on the date an Option is granted.
          (ii) Option Term. The term of each Option shall be determined by the Committee.
          (iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that, unless the Committee determines otherwise, in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.
          (iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that (1) ISOs may only be granted to employees of the Company or a Subsidiary, (2) the amount of the aggregate Fair Market Value of Shares (determined at the time of grant of the Option) with respect to which ISOs are exercisable for the first time by an ISO holder during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code, and (3) the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan.

          (c) SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:
          (i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value of a Share on the date a SAR is granted).
          (ii) Other Terms. The Committee shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR, subject to the provisions of Section 409A of the Code. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.
          (d) Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:
          (i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.
          (ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.
          (iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.
          (iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, subject to the provisions of Section 409A of the Code. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

          (e) Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:
          (i) Award and Restrictions. Delivery of Shares will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person), subject to the provisions of Section 409A of the Code. In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine, subject to the provisions of Section 409A of the Code.
          (ii) Forfeiture. Except as otherwise determined by the Committee at date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.
          (iii) Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect, subject to the provisions of Section 409A of the Code.
          (f) Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:
          (i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.
          (ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.
          (iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award provides that it is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.
          (iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units; provided, further, that an Award intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code may not, with respect to a Participant who is a “covered employee” within the meaning Section 162(m)(3) of the Code, vest solely as a result of such Participant’s termination without cause or for good reason, or such Participant’s voluntary retirement.
          (v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine at the time of grant of the Performance Share or Performance Unit, commencing as soon as practicable after the end of the relevant Performance Period.
          (vi) Section 409A. If required, Performance Units granted under this Section 5(f) will be subject to and conform to the requirements of Section 409A of the Code.
          (g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.
          (h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).
6. Certain Provisions Applicable to Awards.
          (a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Shares which is granted in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or

Affiliate, shall be determined by the Committee, in its discretion, provided, however, that in no event may the price per Share of an Award be less than the Fair Market Value of a Share on the date an Award is granted.
          (b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or a SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).
          (c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, subject to the provisions of Section 409A of the Code. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.
          (d) Nontransferability. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his or her guardian or legal representative; provided, however, that in no event may an Award be transferred for value (as defined in the General Instructions to Form S-8 of the U.S. Securities and Exchange Commission). An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.
          (e) Other Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan.
          (f) Vesting upon Death. Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a Participant incurs a Termination of Service due to his or her death, any Award granted to a Participant under the Plan on or after the Effective Date shall fully vest on the date of the Termination of Service due to the Participant’s death.
7. Performance Awards.
          (a) Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a).
          (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.
          (ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) earnings growth; (5) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (6) return on net assets, return on assets, return on investment, return on capital, return on equity; (7) economic value added; (8) operating margin or operating expense; (9) net income; (10) net income applicable to Company common stock; (11) Share price or stockholder return (absolute or peer-group comparative); (12) backlog; and (13) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, expense reduction, supervision of litigation and information technology, or goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
          (iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b).
          (iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.
          (b) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.
8. Change of Control Provisions.
          (a) Acceleration of Exercisability and Lapse of Restrictions. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Control, all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Control, and all restrictions or limitations (including risks of forfeiture and deferrals, subject to the provisions of Section 409A of the Code) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Control.

          (b) Definitions of Certain Terms. For purposes of this Section 8, the following definitions, in addition to those set forth in Section 2, shall apply:
          (i) “Change of Control” means and shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
          (a) Change in Ownership. A change in the ownership of the Company is deemed to occur on the date that any one person, or more than one person acting as a group (as defined in subsection (ii) below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This section applies only when there is a transfer or issuance of stock of the Company and the stock remains outstanding after the transaction.
          (b) Change in Effective Control. Change in the effective control of the Company occurs on the date that either (1) any one person, or more than one person acting as a group (as described in subsection (ii) below), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35 percent or more of the total voting power of the stock of the Company; or (2) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. If any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company.
          (c) Sale of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person or persons acting as a group acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, or a transfer of assets by the Company to any of the following, are not considered to be a change in the ownership of a substantial portion of the Company’s assets for purposes of this paragraph: (1) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (2) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (3) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or (4) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3). For purposes of this paragraph (c) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a change in the ownership of the assets of the Company.
          (ii) Persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and another corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar transaction with the Company, such shareholder is considered to be acting as a group with other shareholders of the other corporation only with respect to their ownership interest in that corporation prior to the transaction.
          (iii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used herein; however, a Person shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.
          (c) Discretionary Actions. In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company’s outstanding shares of Common Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a ‘Covered Transaction’), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction; provided, that, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction. In the event of a Change in Control that involves a purchase of Common Stock for cash, the Board can implement or negotiate a procedure whereunder all Participants’ unexercised Options or SARs may be cashed out as part of the purchase transaction, without requiring exercise, for the difference between the purchase price and the exercise price.
9. General Provisions.
          (a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.
          (b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.
          (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

          (d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that (i) any such amendment or alteration shall be subject to shareholder approval to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and (ii) any such amendment or alteration as it applies to ISOs shall be subject to the approval of the Company’s shareholders to the extent such shareholder approval is required under Section 422 of the Code; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Section 409A of the Code. However, if the exercise period of an Award is extended at a time when the exercise price of the Award equals or exceeds the Fair Market Value of the Shares that could be purchased (in the case of an Option) or the Fair Market Value of the Shares used to determine the payment to the Participant (in the case of a SAR), it is not an extension of the original Award. The Board or the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A of the Code; provided, however, that the Board, the Committee and the Company make no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A of the Code and make no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.
          (e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.
          (f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
          (g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
          (h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.
          (i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
          (j) Successors. All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.
          (k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware without giving effect to principles of conflict of laws thereof.
          (l) Effective Date; Plan Termination. The Plan shall become effective as of April 5, 2005 (the “Effective Date”). The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.
          (m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
          (n) Compliance with Code Section 409A. Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A of the Code and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. Any payment or distribution that is to be made to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A of the Code and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

FREIGHTCAR AMERICA, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2008
Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604
10:00 a.m. (local time)
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

FREIGHTCAR AMERICA, INC.
PROXY CARD
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREIGHTCAR AMERICA, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON, MAY 14, 2008 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     The undersigned hereby appoints Christian Ragot and Kevin P. Bagby, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of FreightCar America, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on May 14, 2008 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois 60604, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL,” WITH RESPECT TO THE ELECTION OF THE CLASS III DIRECTOR NOMINEES, “FOR” THE AMENDMENT TO THE FREIGHTCAR AMERICA, INC. 2005 LONG TERM INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

FREIGHTCAR AMERICA, INC.
TWO NORTH RIVERSIDE PLAZA, SUITE 1250
CHICAGO, ILLINOIS 60606
TO VOTE, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, fax it to 412-299-9191 or return it to FreightCar America, Inc., c/o National City Bank, P.O. Box 535800, Pittsburgh, PA 15253-9937.
In order to assist us in preparing for the Annual Meeting, please indicate in Item 4 whether you plan to attend the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
FreightCar America, Inc.
The Board of Directors Recommends a Vote “ FOR ALL,” with respect to Proposal 1.

			FOR	WITHHOLD	FOR ALL
			ALL	ALL	EXCEPT
1.	Election of Class III directors:		☐	☐	☐

	Nominees:	Thomas M. Fitzpatrick
Thomas A. Madden
*Instruction: To withhold authority to vote for any director nominee(s), mark “For All Except” and write that nominee’s or those nominees’ name(s) in the space provided below:

The Board of Directors Recommends a Vote “ FOR ” Proposal 2.

FOR	AGAINST	ABSTAIN

2.   Approval of an amendment to the
FreightCar America, Inc. 2005 Long
Term Incentive Plan that, among other
things, increases the number of shares
authorized to be issued under the plan
from 659,616 to 1,659,616:
☐	☐	☐
The Board of Directors Recommends a Vote “ FOR” Proposal 3.

	FOR	AGAINST	ABSTAIN

3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2008:	☐	☐	☐

	YES	NO

4. Do you plan to attend the Annual Meeting?	☐	☐
PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

For address changes and/or comments, please check
this box and write them on the back where indicated	☐	Signature(s) in Box

Please sign this proxy exactly as your name appears on the proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date